UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Warwick Valley Telephone Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Warwick Valley Telephone Company

47 Main Street
Warwick, New York 10990

Notice of Annual Meeting of Shareholders

April 29, 2011

The Annual Meeting of Shareholders of Warwick Valley Telephone Company will be held on Friday, April 29, 2011, at 2:00 p.m., local time, at The Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, New York 10924, for the following purposes, which are more fully described in the accompanying proxy statement:

1.	to fix the number of directors at seven until the next annual meeting of shareholders;
2.	to elect seven directors;
3.	to approve the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan;
4.	to approve, on an advisory basis, the compensation of our named executive officers;
5.	to recommend, on an advisory basis, the frequency of shareholder advisory votes on the compensation of our named executive officers;
6.	to ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2011; and
7.	to transact such other business as may properly be brought before the annual meeting or any adjournment thereof.

As discussed in the accompanying proxy statement, the board of directors recommends you vote:

•	FOR the proposal to fix the number of directors at seven until the next annual meeting of shareholders;
•	FOR the election of the seven director nominees;
•	FOR the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan;
•	FOR approval of the compensation of our named executive officers;
•	For ONE YEAR regarding the frequency of shareholder advisory votes on the compensation of our named executive officers; and
•	FOR ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2011.

The board of directors has fixed the close of business on March 16, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournments thereof.

Please complete, sign, date and return the enclosed proxy card.  If you have any questions, please call our Shareholder Relations Department at (845) 986-2223.

You may also vote via the Internet or by telephone by following the instructions on the enclosed proxy card.

Your vote is important.  If you own your shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote. Rules that govern how brokers vote your shares prevents your broker from voting your shares for director nominees, for the long-term incentive plan and for the advisory votes on executive compensation, unless you provide your broker with your voting instructions.

If you plan to attend the annual meeting, please read the following information:

Attendance at the annual meeting will be limited to shareholders. Admission will be on a first-come, first-served basis. Registration will begin at 1:00 p.m., and seating will begin at 1:30 p.m. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport.

Directions to the location of the annual meeting are attached to the proxy statement that accompanies this notice.

If your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank, or other nominee confirming both (1) your beneficial ownership of the shares and (2) that the broker, bank or other nominee is not voting the shares at the meeting.

Persons entitled to vote shares held by partnerships, corporations, trusts, and other entities must show evidence of that entitlement.

Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

By Order of the Board of Directors

Anthony Cipollone
Corporate Secretary

Warwick, New York
March 28, 2011

Proxy Statement
2011 Annual Meeting of Shareholders
Warwick Valley Telephone Company

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by our board of directors to be used at the annual meeting of shareholders to be held on Friday, April 29, 2011, at 2:00 p.m., local time, or at any adjournments thereof, for the purposes set forth in this proxy statement and the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at The Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, New York 10924.

Principal Executive Offices

Our principal executive offices are located at 47 Main Street, Warwick, New York 10990, and our telephone number is (845) 986-2223.

Mailing Date

This proxy statement, accompanying form of proxy, notice of annual meeting, and 2010 annual report to shareholders are first being mailed to shareholders on or about March 28, 2011.

Record Date and Outstanding Shares

Shareholders of record at the close of business on March 16, 2011, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of the record date, 5,471,829 shares of our common stock, $0.01 par value, were outstanding.

Solicitation of Proxies

We are making this solicitation of proxies and we will bear all related costs. Proxies may be solicited on our behalf, in person or by telephone, facsimile or e-mail, by our officers, directors and employees, none of whom will receive additional compensation for doing so.

Voting

Each shareholder of our common stock is entitled to one vote for each share held as of the record date. When a proxy is properly dated, executed, and returned, the shares represented by such proxy will be voted at the annual meeting in accordance with the instructions on such proxy. Unless a shareholder specifically directs otherwise, all shares represented by a proxy will be voted:

•	FOR the proposal to fix the number of directors at seven until the next annual meeting of shareholders;
•	FOR the election of the seven director nominees;
•	FOR the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan;
•	FOR approval of the compensation of our named executive officers;
•	For ONE YEAR regarding the frequency of shareholder advisory votes on the compensation of our named executive officers; and
•	FOR ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2011.

Shares represented by proxies may also be voted for such other business as may properly come before the annual meeting or at any adjournment thereof.

If you vote via the Internet or by telephone and you indicate that you wish to vote in accordance with the recommendations of the board of directors, your shares will be voted as noted above under “Voting.”

Participants in the Warwick Valley Telephone Company 401(k) Plan, whose accounts hold shares of our common stock and who complete and return a proxy card, direct the trustee of the plan to vote the shares allocated to their 401(k) plan account as indicated in the proxy card at the annual meeting or at any adjournment thereof. Any common shares in a 401(k) plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose accounts hold common shares.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or
•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank, or other nominee confirming both (1) your beneficial ownership of the shares and (2) that the broker, bank, or other nominee is not voting the shares at the meeting.

Quorum

A quorum must be present to conduct business at the annual meeting. Our by-laws provide that a quorum will be present at the annual meeting if the holders of record of a majority of the common shares issued and outstanding and entitled to vote are present in person or represented by proxy.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum:

Proposal	Vote Required
One Proposal to fix the number of directors at seven until the next annual meeting of shareholders	Majority of the votes duly cast at the annual meeting
Two Election of seven directors	Plurality of the votes duly cast at the annual meeting
Three Approval of the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan	Majority of the votes duly cast at the annual meeting
Four Approval, on an advisory basis, of the compensation of our named executive officers	Majority of the votes duly cast at the annual meeting(1)
Five Advisory vote regarding the frequency of shareholder advisory votes on the compensation of our named executive officers	Plurality of the votes duly cast at the annual meeting (i.e. that number of years receiving the most votes of the votes duly cast)(1)
Six Ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2011	Majority of the votes duly cast at the annual meeting(2)

(1)	The results of proposals four and five are not binding upon our board of directors. However, our board of directors values the opinions of shareholders, and will consider the outcome of these votes and those opinions when making future compensation decisions.

(2)	The selection of WithumSmith+Brown, PC is being presented to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent years.

Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be “present” for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement.

Abstentions will have no effect on the election of directors, provided each nominee receives at least one vote, and will have no effect on the advisory vote regarding the frequency of shareholder advisory votes on the compensation of our named executive officers, provided one of the three choices receives one vote.

Abstentions will have no effect on the proposals to fix the number of directors, to approve the long-term incentive plan, to approve, on an advisory basis, the compensation of our named executive officers, and to ratify the election of our independent registered public accounting firm because, as noted above, to be approved, each of these proposals must receive a majority of the votes cast at the annual meeting on each proposal and shares that abstain from voting on each of these proposals are not deemed cast and thus will not be counted for the purpose of determining the number of shares voting on each proposal.

Effect of Not Casting Your Vote and Broker Non-Votes

If you own your shares through a broker and do not provide your broker with specific voting instructions, your broker will have the discretion under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients to vote your shares on routine matters but not otherwise. As a result, your broker may exercise discretion to vote your shares on the proposals to fix the number of directors and to ratify the selection of our independent registered public accounting firm because these proposals are considered routine matters. Your broker will not have the authority to exercise discretion to vote your shares for director nominees, to approve the long-term incentive plan, and for the advisory votes on executive compensation because they are not considered routine matters.

A “broker non-vote” occurs when shares held by a broker are not voted on a non-routine proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares in the absence of such instructions.

If you own your shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote. The rules that govern how brokers vote your shares prevents your broker from voting your shares for director nominees, for the long-term incentive plan and for the advisory votes on executive compensation, unless you provide your broker with your voting instructions.

Shares subject to broker non-votes are considered to be “present” for the purpose of determining whether a quorum exists and thus count towards satisfying the quorum requirement, but they will not be counted for the purpose of determining the number of shares voting on the non-routine proposals unless you provide your broker with your voting instructions, and thus will not affect the outcome of these proposals.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed our 2010 annual report to shareholders with this proxy statement. Our annual report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, is included in our 2010 annual report. Our 2010 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Form 10-K by:

•	accessing our Internet website, www.wvtc.com, and going to the “Investor Relations” section of the “Corporate Information” menu;
•	writing to us at: Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990, Attention: Anthony Cipollone, Corporate Secretary; or
•	telephoning us at (845) 986-2223.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

The information contained on our website is not a part of this proxy statement.

Householding

We deliver only one annual report and one proxy statement to multiple shareholders sharing a single address unless we receive instructions to the contrary from one or more of such shareholders. This practice, known as “householding,” is designed to reduce our printing and postage costs. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to us at the telephone number and address noted below, a separate copy of our annual report and proxy statement to each shareholder at a shared address to which a single copy of the documents are delivered. Shareholders who wish to receive a separate copy of our annual report and proxy statement in the future should contact us either by calling us at (845) 986-2223 or writing to us at 47 Main Street, Warwick, New York 10990, Attention: Anthony Cipollone, Corporate Secretary. Shareholders sharing an address receiving multiple copies of our annual reports and proxy statements can request a single copy by contacting us in the same manner. Shareholders who own shares through a bank, broker, or other nominee can request householding by contacting the nominee.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on April 29, 2011

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our annual report to shareholders available to you on the Internet.

The proxy statement and annual report to security holders are available at www.proxyvote.com.

You may access these materials online by going to www.proxyvote.com and selecting either 2010 Annual Report or 2011 Proxy Statement.

For directions on how to attend the annual meeting and vote in person, see the Notice of Annual Meeting of Shareholders that accompanies this proxy statement and the information under the subheading “Revocability of Proxies” above.

Proposals One and Two

Determination of Number of Directors and Election of Directors

Fixing the Number of Directors; Board Recommendation

Our by-laws require shareholders to fix the size of the board of directors at each annual meeting of shareholders until the next annual meeting of shareholders. The current number of directors as fixed by shareholders at the 2010 annual meeting is seven.

The board of directors recommends a vote in favor of fixing the size of our board of directors at seven until the next annual meeting of shareholders and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxy FOR such proposal.

Election of Director Nominees; Board Recommendation

At this year’s annual meeting, shareholders are being asked to elect seven directors, each to hold office until the next annual meeting of shareholders and until his or her successor is elected, or until his or her earlier resignation, removal from office or death.

Based on the recommendation of the governance and nominating committee, we have nominated the following persons for election as directors, all of whom are currently serving on our board of directors:

Jeffrey D. Alario	Kelly C. Bloss
Duane W. Albro	Robert J. DeValentino
Douglas B. Benedict	Thomas H. Gray
Douglas J. Mello

We recommend the election of the seven nominees named in this proxy statement, and unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on your proxy card, proxies in the enclosed form will be voted FOR the election of the seven director nominees named above.

We anticipate that all of the listed nominees will be able to serve, but if at the time of the annual meeting any nominee is unable or unwilling to serve, the persons named in the enclosed proxy card may vote such shares at their discretion for a substitute nominee.

Information About Nominees for Election as Directors

The biographies of each of the director nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that our governance and nominating committee and our board considered when determining that the person should continue to serve as one of our directors for the following year.

Jeffrey D. Alario, 49	Director since 2006; Managing Member of Alario & Associates, CPAS PLLC, an auditing, financial reporting, tax compliance, and planning firm, since 2000; Chief Financial Officer of Person-to-Person Marketing LLC, a telemarketing firm, from 1996 through 2009. Mr. Alario also serves on the board of several not-for-profit organizations. Mr. Alario holds a B.S. in Business Administration from Clarion University of Pennsylvania.
Mr. Alario has been a licensed certified public accountant in practice in New York and New Jersey since 1986. He has unique qualifications to review and analyze audited financial statements as well as financial accounting. As such, he is specifically qualified to serve on our audit committee as its chairman and he possesses the qualifications to be designated as the committee’s financial expert. Mr. Alario also provides accounting services to small and mid-sized businesses and his skill set meets our board’s requirement for financial experience and expertise in the small to mid-sized business segment in which Warwick Valley Telephone Company operates.
Duane W. Albro, 64	Director since 2008; President and Chief Executive Officer of Warwick Valley Telephone Company since 2007. From 2005 to 2007, Mr. Albro served as President and Chief Executive Officer of Refinish LP, a privately-held company in the cellular phone refurbishing business. From 2003 to 2005, Mr. Albro served as an industry consultant and provided strategic consulting services to private equity investors. Prior to that, he served in senior executive positions as Operations Vice President at Cablevision Systems Corporation, a metro-NY cable operator, from 2002 to 2003; President and Chief Operating Officer of Net2000 Communications, a northeast US-based telecommunications service provider, from 2001 to 2002; Operations Vice President at Bell Atlantic-New York, a predecessor company to Verizon, from 1997 to 2000; and Group Vice President at Nynex-New York, also a predecessor company to Verizon, from 1994 to 1997. He has been an active advocate for the use of technology in education having served on a White House Advisory Council on Technology in Education and provided testimony to Congress on the benefits of technology used in education. He has also served on the boards of several recognized universities and foundations, has participated in various philanthropic endeavors and economic development initiatives. He is a member of American Mensa Society and holds a B.S. in Business Administration from the State University of New York at Buffalo and an MBA from New York Institute of Technology. He has also completed Executive Management Programs at the Darden School at the University of Virginia and the Wharton School at the University of Pennsylvania Mr. Albro also serves on the board of Lakeland Industries, Inc., a NASDAQ-listed company, since April 2009, where he serves as Chairman of the Compensation Committee.
Mr. Albro’s knowledge of Incumbent Local Exchange Carrier (ILEC) and Competitive Local Exchange Carrier (CLEC) business models, his extensive experience at all levels in the telecommunications and cable TV industry, including his years of experience as a telecommunications executive, and his knowledge of our business gained from his current position as our President and Chief Executive Officer continue to meet the qualifications necessary for a position on our board.

Douglas B. Benedict, 46	Director since 2007; Managing Director of MTN Capital Partners, a private equity firm focused on smaller middle-market opportunities. Prior to that, from 2001 to 2008, Mr. Benedict served as Senior Vice President of Business Development for Cendant Corporation and Lockton Companies. Prior to 2001, he spent 15 years as an investment banker in New York and London, primarily with Citigroup, Bank of America and Legg Mason, specifically focusing on financial institutions, telecommunications and technology companies. Mr. Benedict also serves as Managing Principal of Regent Advisors LLC, a private strategic and business consulting firm. Mr. Benedict holds an undergraduate degree in Economics from Harvard University and an MBA from the Amos Tuck School of Business at Dartmouth College.
Mr. Benedict’s investment banking advisory and industry-specific skill set provides our board with the knowledge necessary to confront emerging issues in the rapidly-changing capital markets as well as the rapidly-changing telecommunications industry.
Kelly C. Bloss, 47	Director since 2006; Founder and President of Knowledge Transfer Group, Inc., a telecommunications and information management consulting firm, since 2000; Vice President, Long Distance Platform, Program, Vendor and Launch Management for Verizon from 1998 to 2000; Vice President for NYNEX/Bell Atlantic Long Distance Company, prior to 1998. Ms. Bloss holds a B.S. in Mechanical Engineering from Union College and a Master of Science degree from Polytechnic University.
Ms. Bloss was recruited as a director as a result of her industry-based knowledge as well as her varied skill set as a consultant within the telecommunication industry. Ms. Bloss brings a unique understanding of the technology and emerging and converging technologies within the industry, marketing and sales-enhancement skills, as well as corporate governance experience, in her capacity as a consultant.
Robert J. DeValentino, 68	Director since 1998; Chairman of the Board since 2009; President of Orange Regional Medical Center Foundation from 1998 to 2007 (retired); Eastern Region Communications Manager, Citizens Telecom from 1995 to 1998; District Manager, Middletown, New York for Contel NY, GTE & Citizens Telecom from 1989 to 1995; Director of Network Services, Contel, Central Region, St. Louis, Missouri from 1985 to1989; past director and initial investor in the Community Bank of Orange (Greater Hudson Bank). Mr. DeValentino has also served on the boards of several community organizations and participated in various philanthropic endeavors and economic development initiatives in the Greater Hudson Valley. In addition to his professional experience, Mr. DeValentino has participated in company-sponsored financial and management seminars throughout his career.
Mr. DeValentino brings a valuable historic knowledge of the company and experience within the telecommunications industry to our board. Mr. DeValentino’s network within the Hudson Valley community provides the company with additional insight into and contacts with local constituencies and businesses.

Thomas H. Gray, 61	Director since 2007; Interim President and Chief Executive Officer of Warwick Valley Telephone Company from January 2007 to April 2007; Founder and President of Telecom Expert Group, a telecommunication advisory firm to local and international telecommunication companies, since 2001; Director of Mooney Aerospace Group from 2005 to 2006; Interim Chief Executive Officer and Managing Director of Mooney Airplane Company in 2004. Director of iTravelPartners from 1999 to 2001; Chief Executive Officer of iTravelPartners from February 2000 to August 2000. iTravelPartners filed for and was granted court-supervised dissolution and appointment of a receiver and custodian under Florida law in June 2001. From 1994 until 2001, Mr. Gray served in various executive positions with Ameritech International, Belgacom and FLAG Telecom. Mr. Gray holds a B.A. and M.A. in History from Loyola University of Chicago and an MBA from the Keller Graduate School of Management. Mr. Gray is a member of the Turnaround Management Association, and has been awarded the Certified Turnaround Professional credential. He also serves as an Adjunct Professor of Marketing and Operations in the MBA programs of Concordia University and Benedictine University.
Mr. Gray is a telecommunications expert who brings more than 40 years experience and expertise in United States and international telecommunications general management, strategy, organization, due diligence, mergers and acquisitions, marketing, product development, customer service and operations to our board.
Douglas J. Mello, 68	Director since 2006; Founder and President of DJM Advisory Services, Inc., a telecommunications advisory services firm, since 1999; President, Large Business Sales, North for Bell Atlantic Corporation, 1996 to 1999. Mr. Mello also held various senior executive positions with NYNEX Corporation prior to 1996. Mr. Mello holds a degree in History and Economics from Boston College (College of Arts and Sciences) and a degree in Advanced Management Development from the Fuqua School of Business at Duke University.
Mr. Mello’s industry-specific sales and operations experience as well as his broad range of telecom experience as the founder and president of his own consulting firm provides our board with a unique perspective of the issues facing our company and the telecommunications industry.

In 2010 we adopted two policies relating to our board of directors. The first policy requires mandatory retirement for members of the board when they reach the age of 75. The second policy relates to term limits. A board member may serve for a maximum of 15 years. In each case, the board of directors has reserved the right to nominate, by unanimous vote, any member who reaches the age of 75 for additional one-year terms or any member whose term exceeds 15 years for additional one-year terms.

Proposal Three

Approval of the Amended and Restated
Warwick Valley Telephone Company 2008 Long-Term Incentive Plan,
including an increase in the number of authorized shares

On March 9, 2011, the board of directors approved, and is asking our shareholders to approve, an amendment and restatement of the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan (the “Amended Plan”), which originally was approved by shareholders at the 2008 annual meeting of shareholders (as originally approved, the “Plan”). In addition, the board is asking our shareholders to approve the Amended Plan so that grants of performance-based compensation under the Amended Plan may be fully deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby preserving the company’s deduction for such compensation.

If approved by our shareholders, the Amended Plan will be submitted to the New York State Public Service Commission and, if required, to the New Jersey Public Utilities Board for approval, and will become effective upon the latest of such approvals. If our shareholders do not approve the Amended Plan, or if the New York State Public Service Commission and, if required, the New Jersey Public Utilities Board do not approve the Amended Plan, then the Amended Plan will automatically terminate and will be of no force and effect to the same extent and with the same effect as though it had never been adopted. In such case, the Plan will remain in effect.

The board recommends that shareholders approve the Amended Plan because it believes that employee, non-employee director and other service provider ownership serves the best interests of our shareholders by promoting a focus on long-term increase in shareholder value. The Amended Plan continues to support this goal by increasing the flexibility we have in awarding equity-based compensation that meets the ongoing objective of aligning compensation with shareholder value. The Amended Plan permits the grant of stock options (including non-qualified stock options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units and performance awards.

If approved, the Amended Plan would make the following changes to the Plan, as described in more detail under “Amended Plan Summary” below:

Increase in Authorized Shares	Increase the shares authorized for issuance under the Plan by 600,000 shares to 1,100,000 shares
Removal of limit on full-value awards	Remove the limitation under the Plan on the number of shares of restricted stock and restricted stock units which may be granted
Double-Triggered Vesting upon a Change in Control	Accelerate vesting of unvested awards only upon an involuntary termination of employment without cause or a voluntary termination of employment for good reason within one year following a change in control of the company
Term of Plan	Extend the term of the Plan by 10 years
Administrative Changes	Make certain other administrative changes

Corporate Governance Practices

We have designed the Amended Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for employees, non-employee directors and other service providers and shareholders’ interests. These provisions include, but are not limited to, the following:

•	No Discounted Stock Options or Stock Appreciation Rights (“SARs”). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing or Cash Buyouts Without Shareholder Approval. Except in connection with a corporate transaction involving the company, we cannot, without shareholder approval, “reprice” stock options or SARs by reducing the exercise price of such stock option or SAR or exchanging such stock option or SAR for cash or other awards.
•	Minimum Vesting Requirements. Restricted Stock and Restricted Stock Units (“RSUs”) are required to meet minimum vesting requirements. Restricted Stock and RSUs that are not performance-based must have vesting periods over at least three years with certain limited exceptions. If awards are performance-based, then performance must be measured over a period of at least one year.
•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Amended Plan can be automatically replenished.
•	No Automatic Grants. The Amended Plan does not provide for automatic grants to any participant.
•	No Tax Gross-ups. The Amended Plan does not provide for any tax gross-ups.

Amended Plan Summary

A summary of the Amended Plan appears below. This summary is qualified in its entirety by reference to the text of the Amended Plan, a copy of which is attached to this proxy statement as Appendix A.

Purpose.  The purpose of the Amended Plan is to assist the company and its affiliates in attracting, motivating and retaining selected individuals to serve as employees, directors, consultants and advisors of the company and its affiliates by providing incentives to such individuals through the ownership and performance of the company’s common stock.

Administration.  The Amended Plan will be administered by the compensation committee, or such other committee as may be designated by the board to administer the Amended Plan, which, for convenience, is referred to in this discussion as the Committee. The Committee shall consist of not less than such number of directors as shall be required to permit awards granted under the Amended Plan to qualify under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Each member of the Committee must be (a) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (b) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which for convenience is referred to in this discussion as the Code, and (c) an “independent director” for purposes of the Nasdaq Stock Market rules and regulations.

The Committee will have the authority to interpret the Amended Plan, select the persons who will receive awards, and to determine the type, size and terms and conditions of each award. The Committee may determine whether any award (other than a stock option or stock appreciation right) will have dividend equivalents. The Committee may also establish rules and regulations and make all other determinations that it decides are necessary or desirable in the interpretation or administration of the Amended Plan. To the extent permissible under applicable law, the Committee may appoint such agents and delegate responsibilities as it deems appropriate for the proper administration of the Amended Plan.

Notwithstanding the Committee’s broad authority under the Amended Plan, the Committee may not directly or indirectly reprice stock options or stock appreciation rights, nor permit the surrender or exchange of an outstanding award for cash or a replacement award, nor take any other action with respect to a stock option or stock appreciation right that would be treated as a repricing under Nasdaq Stock Market rules and regulations.

Eligible Participants.  Employees, directors, consultants, advisors and other individuals performing services for the company and its affiliates are eligible to receive awards under the Amended Plan.

Available Shares.  Subject to changes in the company’s capitalization, the aggregate number of shares of Warwick Valley Telephone Company common stock (the “Common Stock”), issuable pursuant to all awards under the Amended Plan will include approximately 272,000 shares of Common Stock remaining, as of December 31, 2010, available for future grant under the Amended Plan, plus an additional 600,000 shares of Common Stock for which shareholder approval is being sought. Any shares under awards which are forfeited, expire or are otherwise terminated without being issued will again be available for issuance under the Amended Plan. In addition, if an award is exercised by tendering shares or by the company withholding shares, or if withholding tax liabilities from such exercise are satisfied by the tendering of shares or by the company withholding shares, then the shares so tendered or withheld will again be available for issuance under the Amended Plan.

If an award entitles the recipient to receive or purchase shares, the number of shares covered by such award or to which such award relates shall be counted against the number of shares available under the Amended Plan on the date of grant of such award. In the case of a stock appreciation right, the number of shares available for issuance under the Amended Plan shall be reduced by the number of shares underlying the stock appreciation right, and not just the shares actually issued upon the exercise of the stock appreciation right.

Types of Awards.  The Amended Plan authorizes the grant of awards of stock options (both incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units and performance awards (including performance shares and performance cash).

Stock Options.  A stock option is the right to purchase a specified number of shares of common stock at a specified exercise price. Generally, the exercise price paid to the company may be no less than 100% of the fair market value of the underlying shares on the date of grant. The fair market value of a share of common stock on a given date generally is determined by the closing price as reported on the Nasdaq Stock Market on such date. Stock options may be incentive stock options (stock options which qualify for special tax treatment under the Code) or non-qualified stock options (stock options that do not qualify as incentive stock options).

Stock options will expire not later than ten years after the date on which they are granted. Subject to certain exceptions such as the retirement, death or disability of the participant or a change of control of the company, stock options will not become exercisable before one year from the date the option is granted. Payment of the exercise price may be made in such form as determined by the Committee, including: (a) cash; (b) tender of shares having a fair market value equal to the exercise price; (c) if permitted by the Committee, by withholding shares otherwise issuable in connection with the exercise of the stock option; or (d) a combination of these payment methods.

Stock Appreciation Rights.  A stock appreciation right is a right to receive with respect to each share so exercised the excess of the fair market value of one share on the date of exercise over the per-share strike price of the stock appreciation right. The Committee may grant stock appreciation rights either alone or in conjunction with stock options, performance grants or other awards. Generally, the strike price may be no less than 100% of the fair market value of the underlying shares on the date of grant. The fair market value of a share of common stock on a given date generally is determined by the closing price as reported on the Nasdaq Stock Market on such date.

Stock appreciation rights will expire not later than ten years after the date on which they are granted. Subject to certain exceptions such as the retirement, death or disability of the participant or a change of control of the company, stock appreciation rights must have a vesting period of at least one year.

Restricted Stock and Restricted Stock Units.  Restricted stock is an award of shares of common stock that is subject to a restriction against transfer during a specified restricted period. Prior to the expiration of the restricted period, a participant who has received an award of restricted stock has the right to vote and to receive dividends on the underlying unvested shares. However, the Committee may choose, at the time of the grant of an award of restricted stock, to restrict any cash dividends paid on such restricted stock, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Any dividends that are not paid currently may, at the Committee’s discretion, accrue interest or be reinvested into additional shares of restricted stock subject to the same vesting or performance conditions as the underlying award. Except as otherwise provided in an award agreement, any shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any restricted stock award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such restricted stock award.

A restricted stock unit is an award that is valued by reference to the value of shares of common stock. A participant who has received an award of restricted stock units does not have the right to vote or to receive dividends on the underlying shares. Restricted stock units may be paid by the company to a participant in cash, shares of common stock, or any combination thereof. Except as otherwise provided in an award agreement, any shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any restricted stock units as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the restricted stock units on which paid.

Subject to certain exceptions such as the retirement, death or disability of the participant or a change of control of the company, restricted stock and restricted stock units have a minimum vesting period of three years (but permitting pro rata vesting over such period), provided, however, that restricted stock and restricted stock units subject to performance-based vesting have a minimum vesting period of one year. In addition, the minimum vesting period requirements will not apply to restricted stock awards or restricted stock unit awards granted to directors, consultants or advisors.

Performance Awards.  A performance award in the form of performance cash or performance shares is an award whose final value, if any, is determined by the degree to which performance goals selected by the Committee are achieved during a specified period. The specified period may not be shorter than 12 months. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of each performance award. The amount of the award shall be conclusively determined by the Committee. Except as may be provided in an award agreement with respect to the retirement, death or disability of a participant or a change of control of the company, performance awards will be paid only after the end of the relevant performance period.

Section 162(m) Qualified Performance-Based Compensation Awards.  Pursuant to Section 162(m) of the Code, the company may not deduct compensation in excess of $1 million paid to a covered employee (generally the named executive officers other than the chief financial officer). The board has submitted the Amended Plan for approval by the shareholders in order to permit the grant of certain awards, such as stock options and performance awards that qualify as “performance-based” compensation, which will be exempt from the deduction limit under Section 162(m).

Under the Amended Plan, the Committee may determine that, in order to meet the “performance-based” award criteria of Section 162(m), the vesting of restricted stock or restricted stock units, or the payment of a performance award, will be based on the attainment of specified levels of one or any combination of the following possible performance criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

Such performance goals also may be based solely by reference to the company’s performance or the performance of an affiliate, division, business segment or business unit of the company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the company or not within the reasonable control of the company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Performance goals will be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

Award Limits.  No participant may be granted stock options or stock appreciation rights during any calendar year with respect to more than 100,000 shares; or restricted stock, restricted stock units or performance awards that are intended to comply with the performance-based exception during any calendar year with respect to more than 60,000 shares. If denominated in cash, the maximum amount payable to any participant in any calendar year with respect to performance awards that are intended to comply with the performance-based exception is $2,000,000.

Transferability.  A participant’s rights in an award granted under the Amended Plan generally may not be sold, assigned, transferred, pledged or otherwise encumbered.

Termination of Employment; Change in Control.  The Committee shall determine and set forth in each award agreement whether such awards will continue to be exercisable, and the terms of such exercise, on and after the date that a participant ceases to be employed by or to provide services to the company or any affiliate, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The Amended Plan contains a “double-trigger” change in control provision that accelerates the vesting of awards granted under the Amended Plan if, within 12 months after a “Change in Control” transaction, the company involuntarily terminates the participant’s employment other than for “Cause,” or the participant voluntarily terminates his or her employment for “Good Reason,” all as defined in the Amended Plan, the award agreement or an employment agreement.

Award Agreements.  The terms of each award under the Amended Plan will be set forth in an award agreement, including the number of shares of common stock subject to the award and the vesting and other specific terms of the award.

Tax Withholding.  The exercise or payment of awards and the issuance of shares under the Amended Plan is conditioned upon a participant making satisfactory arrangements for the satisfaction of any liability to withhold federal, state or local income or other taxes. The Committee may permit a participant to pay the minimum amount of taxes required to be withheld with respect to an award in any appropriate manner, including, without limitation, by the surrender to the company of shares of common stock owned by such person, or settled with shares of common stock that are part of the award giving rise to the tax withholding liability.

Anti-Dilution Adjustments.  If the company’s outstanding shares of common stock are changed by reason of any merger, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spin-off or other change in corporate structure affecting the shares or the value thereof, the Committee will direct that appropriate changes be made in the maximum number or kind of securities that may be issued under the Amended Plan and the share limitations set forth in the Amended Plan, as well as equitable adjustments be made to the number of shares of common stock covered by outstanding awards and the price per share applicable to outstanding awards.

Plan Term.  Awards may be granted under the Amended Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Amended Plan, on which date the Amended Plan will expire except as to awards then outstanding under the Amended Plan. Such outstanding awards shall remain in effect until they have been exercised or terminated, or have expired.

Termination and Amendment of the Plan.  The board may, at any time and from time to time, suspend, amend, modify or terminate the Amended Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law. The board may not, without shareholder approval, amend the Amended Plan to (a) increase the number of shares available for grant; (b) expand the types of awards available under the Amended Plan; (c) materially expand the class of persons eligible to participate in the Amended Plan; (d) increase the maximum permissible term of any option or any stock appreciation right; (e) expand the permissible performance criteria for performance awards; or (f) amend any provision relating to award limits, vesting periods for restricted stock or restricted stock units, exercise prices for options or strike prices for stock appreciation rights.

New Plan Benefits

Name and Position	Number of Units	Number of Options
Duane W. Albro President and Chief Executive Officer	—	23,010	(1)
Kenneth H. Volz Executive Vice President, Chief Financial Officer and Treasurer	—	—
Executive Group	—	23,010
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1)	Represents stock options granted to Mr. Albro conditioned on shareholder approval at our annual meeting, as well as all necessary regulatory approvals. The option awards will have an exercise price equal to the grant date fair market value of our common stock, will vest ratably over the first three anniversaries of the date of grant, and have a ten-year term.

Other grants of awards under the Amended Plan will be made in the future by the compensation committees as it deems appropriate.

Information on the securities preciously authorized for issuance under our equity compensation plans is presented in the table below.

Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2010

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	208,106	$11.33	270,089
Equity compensation plans not approved by security holders	—	—	—
Totals	208,106	$11.33	270,089

Subsequent to the date of the above table and prior to the record date, we granted the following awards under the Plan: (1) 55,176 shares of restricted stock; and (2) 153,854 shares subject to stock options.

Stock Price

The closing price of a share of common stock reported on the Nasdaq Stock Market on March 16, 2011 was $15.35 per share.

Certain Federal Income Tax Consequences of Plan Awards

The following discussion is intended to provide only a general outline of the federal income tax consequences of participation in the Amended Plan and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes.

Incentive Stock Options.  A participant who exercises an incentive stock option does not recognize ordinary income at the time of exercise, and the company is not entitled to a tax deduction. If the shares purchased upon the exercise of an incentive stock option are held by the participant for at least two years from the date of the grant of the incentive stock option and for at least one year after exercise, any gain realized upon a sale of the shares is taxed at long-term capital gains rates. If the shares are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the shares at the time of exercise and the exercise price of the incentive stock option, is taxed at ordinary rates as compensation paid to the participant (and, subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company is entitled to a deduction for an equivalent amount) and any amount realized by the participant in excess of the fair market value of the shares at the time of exercise is taxed at capital gains rates.

Non-Qualified Stock Options.  A participant who exercises a non-qualified stock option recognizes taxable ordinary income in the year the stock option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the purchase price. Subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain but will not result in any further deduction for the company.

Stock Appreciation Rights.  A participant who exercises a stock appreciation right recognizes taxable ordinary income in the year the stock appreciation right is exercised in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the strike price. Subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. If the value of the stock appreciation right is paid in shares of common stock, then any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term or long-term capital gain but will not result in any further deduction for the company.

Restricted Stock.  A participant normally will not recognize taxable income and the company will not be entitled to a deduction upon the grant of shares of restricted stock. When the shares vest, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time less the amount, if any, paid for the shares, and, subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company will be entitled at that time to a deduction in the same amount. However, a participant may elect to recognize taxable ordinary income in the year the shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. In that event, subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company will be entitled to a deduction in such year in the same amount. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term or long-term capital gain but will not result in any further deduction for the company.

Restricted Stock Units.  A participant normally will not recognize taxable income and the company will not be entitled to a deduction upon the grant of restricted stock units. When the units vest, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the underlying shares at that time less the amount, if any, paid for the units, and, subject to applicable provisions of the Code and regulations thereunder, including Section 162(m) of the Code, the company will be entitled at that time to a deduction in the same amount. If the restricted stock unit is paid in shares of common stock, then any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term or long-term capital gain but will not result in any further deduction for the company.

Performance Awards.  A participant normally will not recognize taxable income and the company will not be entitled to a deduction upon the grant of performance awards. When the award is paid, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and, subject to the limitation imposed under Section 162(m) of the Code, if applicable, will be allowed as a deduction for federal income tax purposes to the company.

Required Vote and Board Recommendation

The approval of the Amended Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting, in person or by proxy, and entitled to vote thereon.

The Board of Directors recommends that you vote FOR the approval of the Amended and Restated Warwick Valley Telephone Company 2008 Long-Term Incentive Plan.

Corporate Governance

Ethics and Values

We have a code of business conduct and ethics that applies to all employees (including our principal executive officer, principal financial officer and principal accounting officer, controller, and persons performing similar functions) and members of the board of directors. The code of ethics is based upon the philosophy that each director, each executive officer, and each other person in a responsible position will lead by example and foster a culture that emphasizes trust, integrity, honesty, judgment, respect, managerial courage, and responsibility. Each director and every employee is expected to act ethically at all times and adhere to the policies, as well as the spirit of the code.

You can find our code of business conduct and ethics on our website at www.wvtc.com, under the “Investor Relations” section of the “Corporate Information” menu. We will provide, upon request of any shareholder and without charge, in accordance with the shareholder communication procedures described below under the subheading “Shareholder Communications,” a printed copy of our code of business conduct and ethics.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

The information contained on our website is not a part of this proxy statement.

Board Meetings

The board of directors held five regular meetings and three special meetings during 2010. Each of our directors who served on the board during 2010 attended at least 75% of the total of such board meetings and meetings of board committees on which he or she served.

Director Attendance

Members of our board of directors are expected to attend all regular and special meetings of the board and of the committees on which they serve. The governance and nominating committee reviews annual attendance during the nomination process each year. In addition, all directors, absent special circumstances, are expected to attend the annual meeting of shareholders. All directors who were serving as directors at the time attended the 2010 annual meeting of shareholders.

Board Leadership Structure

Our board of directors separates the roles of chief executive officer and chairman of the board, based on the current belief that corporate governance of the company is most effective when these positions are not held by the same person. The board recognizes the differences between the two roles and believes that separating them allows each person to focus on their individual responsibilities. Under this leadership structure, our chief executive officer focuses his attention on day-to-day leadership, ongoing company performance and establishing long-term strategic direction. Our chairman of the board focuses his attention on board responsibilities and on providing guidance to our chief executive officer.

Presently, our board believes it is appropriate to keep the roles of chief executive officer and chairman of the board separate. However, the board may change the leadership structure if it believes that a change would better serve the company and its shareholders.

The Board’s Role in Risk Oversight

Our board of directors is actively involved in the oversight of risks that could affect the company. The oversight of risks is conducted primarily through our board committees, as described below in the description of each committee. Our audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes and internal control system and our consolidated financial statement audits. Our governance and nominating committee focuses on the management of risks associated with board membership and structure, and corporate governance. Our compensation committee focuses on the management of risks arising from our compensation policies and practices. While our board committees are focused on these specific areas of risk, the full board retains responsibility for general oversight of risk. These responsibilities are satisfied through reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, as well as through reports from members of our management team responsible for oversight of material risk to the company, including our Risk and Compliance Manager, Internal Auditor and Director of Finance.

The board, or in case of reports from members of our management team regarding risks within the scope of a particular committee, the appropriate committee, reviews the reports to enable it to understand risk identification, risk management and risk mitigation strategies. If a particular risk is within the scope of a particular committee, the chairman of such committee reports to the full board as part of the committee’s report at the next board meeting. This enables the board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Director Independence

The board of directors has determined that all of our directors, other than Mr. Albro, are independent pursuant to the independence standards of the Nasdaq Stock Market.

Board Committees

The board of directors has established, among other committees, an audit committee, a governance and nominating committee, and a compensation committee. In addition, the board may establish ad hoc committees to address specific issues facing the company.

The current charters of the audit committee, the governance and nominating committee, and the compensation committee are available on our website at www.wvtc.com under the “Corporate Governance” link on the “Investor Relations” section of the “Corporate Information” menu. We will provide, upon the request of any shareholder and without charge, in accordance with the shareholder communication procedures described below under the subheading “Shareholder Communications,” a printed copy of any or all of these charters.

The information contained on our website is not a part of this proxy statement.

Audit Committee

We have a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The current members of the audit committee are:

Jeffrey D. Alario, Chairman
Douglas B. Benedict
Thomas H. Gray

The board of directors has determined that each of Mr. Alario, Mr. Benedict and Mr. Gray is independent pursuant to the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules.

The board of directors has determined that each audit committee member has sufficient knowledge in financial matters to serve on the audit committee. The board of directors has designated Mr. Alario as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules. The board determined that Mr. Alario, a certified public accountant, qualifies by virtue of his more than 20-year career in public and private accounting.

The audit committee serves as an independent and objective party to monitor our accounting and financial reporting processes and the audits of our financial statements. Our audit committee charter, which has been adopted by the board of directors and is available on our website at www.wvtc.com, under the “Corporate Governance” link on the “Investor Relations” section of the “Corporate Information” menu, more specifically sets forth the duties and responsibilities of the audit committee. The charter, which the committee reviews annually, defines the duties and responsibilities of the committee to include:

•	having the sole authority to appoint and oversee our independent registered public accounting firm;
•	approving the plan and scope of the audit and the fee before the audit begins;

•	following the audit, reviewing the results and the independent registered public accounting firm’s comments on our system of internal controls with our independent registered public accounting firm;
•	recommending the inclusion of our audited financial statements in our annual report on Form 10-K; and
•	reviewing all related party transactions.

The audit committee is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The audit committee held five meetings during 2010. The audit committee’s report relating to the year ended December 31, 2010 appears under the heading “Report of the Audit Committee to Shareholders.”

Governance and Nominating Committee

The current members of the governance and nominating committee are:

Kelly C. Bloss, Chairperson
Robert J. DeValentino
Douglas J. Mello

The board of directors has determined that each of Ms. Bloss, Mr. DeValentino and Mr. Mello is independent pursuant to the independence standards of the Nasdaq Stock Market.

The governance and nominating committee acts pursuant to a written charter adopted by the board and reviewed annually by the committee, which is available on our website at www.wvtc.com, under the “Corporate Governance” link on the “Investor Relations” section of the “Corporate Information” menu.

The charter directs the committee to seek and nominate qualified and diverse candidates for election or appointment to the board, as well as naming the chairpersons of standing committees of the board for the following year. The committee seeks board members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The committee also oversees matters of corporate governance including reviews of the performance and processes of the board, the charters of the standing committees of the board, our principles of corporate governance, our code of business conduct and ethics, and succession plans for management and the board. The committee is also responsible for performing additional tasks consistent with its charter.

The board believes that, as a whole, its board members must have an appropriately diverse range of skills and expertise in order to provide sound and prudent guidance. The committee seeks candidates possessing a strong record of achievement in key areas (i.e., experience in the company’s industry segment, financial, marketing and sales, or technological expertise, community involvement and/or historical knowledge of the company) that the committee believes will bring value to the board. The committee also considers the composition and size of the existing board. As part of its annual performance evaluation, the board assesses the skill areas currently represented on the board and discusses particular skills, if any, that the board believes would improve its overall quality and ability to carry out its responsibilities.

The committee also considers written recommendations for nominees from shareholders and applies the same standards in evaluating shareholder recommendations that it applies in evaluating recommendations from other sources. Shareholders may contact our Corporate Secretary in writing when proposing a nominee. Pursuant to our by-laws and the governance and nominating committee charter, such recommendations by shareholders for the 2012 annual meeting of shareholders must meet the requirements outlined in the governance and nominating committee charter and must be received at our principal executive offices no later than the close of business on November 29, 2011.

The governance and nominating committee held five meetings during 2010.

Compensation Committee

The current members of the compensation committee are:

Douglas B. Benedict, Chairman
Kelly C. Bloss
Douglas J. Mello

The board of directors has determined that each of Mr. Benedict, Ms. Bloss and Mr. Mello is independent pursuant to the independence standards of the Nasdaq Stock Market.

The compensation committee is responsible for designing and implementing compensation programs for our executive officers and directors that further the intent and purpose of our fundamental compensation philosophy and objectives. In addition, the compensation committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the compensation committee charter.

The compensation committee may seek the advice of third party consultants and advisors, but it does not delegate its responsibilities to such persons.

The compensation committee acts pursuant to a written charter adopted by the board of directors and reviewed annually by the committee. A copy of the charter is available on our website at www.wvtc.com, under the “Corporate Governance” link on the “Investor Relations” section of the “Corporate Information” menu.

The compensation committee held nine meetings during 2010. The compensation committee’s report relating to the year ended December 31, 2010 appears under the heading entitled “Report of the Compensation Committee to Shareholders.”

For more information on executive and director compensation, and the role of the compensation committee, see “Compensation Discussion and Analysis” under the heading “Compensation of Named Executive Officers.”

Risk Considerations in our Compensation Program

Our board maintains active oversight of the material risks that face the company through the process described in “The Board’s Role in Risk Oversight” under the heading “Corporate Governance.” As part of that process, the compensation committee is charged with the management of risks arising from our compensation policies and practices. The compensation committee conducted a review of our compensation programs to determine whether our compensation programs are designed to encourage behaviors that encourage excessive and unnecessary risk taking. Based on that review, the compensation committee believes that our compensation policies and programs, including risk-mitigating policies, are designed to achieve their goals within an acceptable risk profile.

Specifically, our compensation programs rely on annual and long-term incentive compensation and are designed to encourage our named executive officers to remain focused on both our short- and long-term operational and financial goals. The compensation committee has established compensation targets under the annual cash incentive compensation and long-term equity incentive compensation programs such that no more than the target amount of annual cash incentive compensation and long-term equity incentive awards is at risk. In addition, as the level of responsibility increases, so does the percentage of compensation that is at risk.

Base salary and perquisites are the only elements of the compensation we provide to our named executive officers that is not at risk. Approximately 50% of the total compensation paid to our named executive officers in 2010 was not at risk.

Shareholder Communications

Shareholders wishing to contact our board of directors may write to the President, Corporate Secretary, or Chairman of the Board at 47 Main Street, Warwick, New York 10990 or by e-mail to d.albro@wvtc.com, a.cipollone@wvtc.com, or r.devalentino@wvtc.com, respectively. The Chairman of the Board will review all correspondence received and report all such contacts to the board of directors at the first regular meeting following the contact, unless more urgent action seems advisable.

Shareholders may contact us in the same manner to request copies, without charge, of any of our governance documents.

Compensation of Named Executive Officers

Compensation Discussion and Analysis

The following discussion analyzes our compensation policies and decisions for Duane W. Albro, our president and chief executive officer, and Kenneth H. Volz, our chief financial officer, who are referred to in this proxy statement as our named executive officers (“NEOs”). The focus of the discussion is on the year ended December 31, 2010. However, when relevant, we also discuss actions regarding compensation for our NEOs that were taken after the conclusion of 2010.

Mr. Albro and Mr. Volz are our only executive officers. Although some of our employees receive total compensation in excess of $100,000, none of these other employees are executive officers since they are not vice presidents in charge of a principal business unit, division or function and they do not perform policy-making functions for us.

Executive Summary

We seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our NEOs’ total compensation is comprised of a mix of base salary, annual cash incentive compensation, long-term equity incentive compensation, health, disability and life insurance, 401(k) matching contributions, and perquisites.

Despite a challenging operating environment in 2010, we executed against our strategy to continue to stabilize our Incumbent Local Exchange Carrier (“ILEC”) telephone business while growing our ILEC broadband Internet, VoIP and Competitive Local Exchange Carrier (“CLEC”) businesses.

Company Performance

In this section, we will highlight some of the financial performance measures that the compensation committee used to determine the annual cash incentive compensation and long-term equity incentive compensation of our NEOs. For 2010, the compensation committee weighed financial performance as 90%, with the remaining 10% to be delivered at the board’s discretion. The financial performance measures used by the board consisted of: (1) revenue, weighted at 25%; (2) EBITDA, weighted at 25%; (3) free cash flow, weighted at 25%; and net income, weighted at 15%. For purposes of annual cash incentive compensation and long-term equity incentive compensation calculations, EBITDA is defined by us as operating income before depreciation and amortization and annual cash compensation. Free cash flow is defined by us as net cash provided by operating activities before interest expense (income) and cash incentive compensation awards but including capital expenditures. Net income excludes annual cash compensation. EBITDA, free cash flow and net income also excluded certain expenses deemed by the compensation committee as beyond the control of management. Additional details regarding our 2010 performance are discussed later in this Compensation Discussion and Analysis.

For the year ended December 31, 2010, our performance against these financial performance measures was as follows:

•	Revenues were approximately $24,426,000.
•	EBITDA was approximately $636,000.
•	Free cash flow was approximately $1,572,000; and
•	Net income was approximately $5,079,000.

2010 Compensation Actions

Based on our performance against these financial performance measures, the compensation committee determined that our NEOs achieved approximately 182% of the target performance level. In response to our 2010 performance, the compensation committee recommended, and the board approved, the following actions with respect to the compensation of our NEOs:

•	Annual cash incentive compensation awards of the following amounts were made:

Name	Annual Cash Incentive Compensation
Duane W. Albro	$295,549
Kenneth H. Volz	$228,047
•	Long-term equity incentive compensation awards were made as follows:

Name	Shares of Restricted Stock	Stock Options
Duane W. Albro	16,420	83,010
Kenneth H. Volz	9,122	45,610

In addition, despite our 2010 performance, the compensation committee did not recommend to increase base salaries during 2010 for either of our NEOs.

Philosophy and Objectives

We believe that the compensation of our NEOs should reflect their success as a management team, rather than as individuals, in attaining key operating objectives. We design our compensation programs to retain and reward our NEOs for improving our short-term and long-term performance. We believe that the performance of our NEOs in managing the company, considered in light of general economic and financial conditions and specific competitive conditions affecting us and our industry, should be the basis for determining their overall compensation.

Policies and Practices

Historical Compensation Practices

During most of our long operating history, we enjoyed relatively limited competition in our local markets and operating and financial stability, which was directly affected by governmental rate of return regulation. In such an environment, we did not extensively rely upon performance-based incentive compensation to attract and retain our executive employees. Rather, as a career prospect, we offered a stable work environment with higher (relative to other employers) benefit and retirement programs to offset our relatively lower base salaries.

In the past several years, however, our operating environment has fundamentally changed and we no longer enjoy either an operating environment relatively free of competition or relatively favorable regulatory treatment. To operate successfully in this new environment, we need to identify, attract, motivate and retain key employees with skills and experience that are sought after by other employers. We recognized that in order to become a sustainable, competitive service provider, both our compensation philosophy and programs needed fundamental revision and adjustment.

Current Compensation Practices

Our current compensation for our NEOs consists of a base salary, annual cash incentive compensation, long-term equity incentive compensation, typically delivered in the form of stock options and shares of restricted stock, and perquisites. The compensation committee annually reviews and determines all components of each NEO’s total compensation. In determining the compensation for our NEOs, the compensation committee considers a number of critical factors, including: (1) our operating and financial performance compared to approved budgeted targets; (2) a market comparison of what similarly situated executive officers earn; (3) internal pay equity; (4) general economic and financial conditions and specific competitive conditions affecting us and our industry; and (5) recommendations made by our chief executive officer and board of directors.

Operating and Financial Performance

Prior to the beginning of our fiscal year, our budget and pension committee, with the involvement and support of our NEOs, completes and approves a budget which reflects the budget and pension committee’s expectations of our operating and financial performance for the fiscal year. This budget is used to determine the financial performance measures which are used to determine the amount of annual cash incentive compensation and long-term equity incentive compensation for each of our NEOs. The budget and pension committee and the compensation committee work together to ensure budgets and the corresponding performance measures under our executive compensation programs are aligned to provide appropriate incentives for our NEOs to meet and exceed operating and financial targets.

Market Compensation Comparison

The compensation committee receives, reviews and assesses data that allows it to compare the compensation of our NEOs with that of executive officers in an appropriate market comparison group. In 2008, the compensation committee engaged DolmatConnell & Partners, a compensation consultant, to prepare a detailed market compensation comparison. The market comparison established a peer group comprised of the following companies: Callwave, Inc., Purple Communications, Inc., Numerex Corp., Otelco, Inc., Telkonet, Inc., and WPCS International, Inc. These companies were selected for our peer group because they serve similar industries as us, and have similar revenues and market capitalizations as us. DolmatConnell & Partners has not provided any services to us since 2008.

The compensation committee utilized this market compensation comparison in implementing the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan, and as a market check on the compensation committee’s decisions and recommendations in determining the amount of base salary and target annual cash incentive compensation for our NEOs.

This market compensation comparison also provided a basis for the employment agreements with our NEOs, which were originally executed in 2008. As discussed below under the subheading “Current Employment Agreements with our Named Executive Officers,” the employment agreements with our NEOs were amended and restated in 2010 and were kept consistent with the 2008 market compensation data. The compensation committee set the term of the amended and restated employment agreements at two years in order to permit timely adjustment to compensation in light of changing business conditions. The compensation committee anticipates engaging a compensation consultant for a new compensation study in late 2011, prior to any making any decisions regarding future NEO compensation.

Internal Pay Equity

The compensation committee considers internal pay equity amongst members of management in its decision-making regarding the compensation of our NEOs. Due to the size of our company and management structure, members of the compensation committee are familiar with the compensation of each member of management and are able to discuss internal pay equity without relying on a formal report of internal pay equity. The compensation committee considers internal pay equity in determining whether it is appropriate for the compensation committee to use its discretion to adjust the amount of either of our NEO’s compensation. As discussed in greater detail below under the subheading “Annual Cash Incentive Compensation,” the compensation committee did consider internal pay equity in its decision to increase the percentage of base salary used as the target for the annual cash incentive compensation for our chief executive officer.

Outside Factors Affecting Our Performance

The compensation committee also evaluates and discusses general economic and financial conditions and specific competitive conditions affecting us and our industry. The compensation committee recognizes that the impact of general economic conditions and competitive conditions within our industry are outside the control of our NEOs. The compensation committee considers these factors in determining whether it is appropriate to use its discretion to adjust the amount of our NEOs’ compensation.

Chief Executive Officer’s Recommendations

The compensation committee is responsible for setting compensation levels for our chief executive officer, and for reviewing and approving the compensation levels for both of our NEOs. Our chief executive officer provides the compensation committee with his recommendations regarding the amount of each component of compensation for our chief financial officer. Our chief executive officer also provides his recommendations regarding the performance measures and targets for the annual cash incentive compensation and long-term equity incentive compensation.

Compensation Decisions

The compensation committee undertakes a full review and discussion of our operating and financial performance compared to approved budgeted targets, internal pay equity analysis, the market comparison data provided by our compensation consultant, general economic and financial conditions and the specific competitive conditions affecting us and our industry and recommendations of our chief executive officer and then, using its business judgment, the compensation committee determines a final recommendation of the annual base salary, annual cash incentive compensation and long-term equity incentive compensation for our NEOs for the final approval of the board of directors.

Under our employment agreements with our NEOs, the board of directors retains ultimate discretion to determine the amount, if any, of the annual cash incentive compensation and long-term equity incentive compensation paid to our NEOs, regardless of whether the operating or financial targets are met. The board of directors did not elect to alter the annual cash incentive compensation or long-term equity incentive compensation received by our NEOs in 2010.

The compensation committee attempts to balance the achievement of short-term financial and operating performance objectives, which determine the amount of the annual cash incentive compensation and long-term equity incentive compensation awards, with the achievement of long-term performance goals. The compensation committee utilizes long-term equity incentive compensation to motivate our NEOs to achieve long-term performance goals and to better align the long-term interests of our NEOs with those of our shareholders.

The compensation committee considers the recommendations made in the market comparison report prepared by our compensation consultant regarding the mix of cash and equity compensation in its determination of the annual cash incentive compensation and long-term equity incentive compensation target for each of our NEOs.

Once our compensation committee determines the total amount of equity compensation for our NEOs, our chief executive officer recommends to the compensation committee the allocation between stock options and restricted stock awards in the long-term equity incentive compensation award target based upon the range recommended in the market comparison report prepared by our compensation consultant. The amount paid in one compensation element, such as annual cash incentive compensation, does not affect the amount paid in another compensation element, such as long-term equity incentive compensation, because, as described more fully below under the subheading “Components of Executive Compensation,” each element of compensation is independently determined based on targeted operating and financial performance metrics.

Components of Executive Compensation

Our compensation package with our NEOs includes a base salary, annual cash incentive compensation, long-term equity incentive compensation and perquisites. Each component is discussed below.

Base Salary

We pay each of our NEOs a base salary pursuant to the terms of their employment agreements. The compensation committee determined the base salary for each of our NEOs based on several factors, including market data provided by our compensation consultant in 2008 and our desire to retain and motivate our NEOs, whom we view as critical to achieving our short-term and long-term goals. The compensation committee discussed our operating and financial performance, the market comparison data prepared by our compensation consultant, internal pay equity analysis and the compensation committee’s desire to retain our

NEOs and then, using its business judgment, the compensation committee determined the 2010 base salaries for our NEOs. For 2010, the compensation committee elected not to recommend to increase the base salary for either of our NEOs.

Annual Cash Incentive Compensation

We pay annual cash incentive compensation to each of our NEOs pursuant to the terms of his employment agreement. Annual cash incentive compensation is typically paid to the NEOs in March of the year following the performance year. We have designed our annual cash incentive compensation program to provide incentives for our NEOs to achieve short-term performance goals, measured by the attainment of certain operating and financial performance measures.

In late 2009, the compensation committee made a change to our chief executive officer’s annual cash incentive compensation. Based on the compensation committee’s review of internal pay equity and a desire to provide additional incentive to our chief executive officer to achieve our target business plan, the compensation committee decided to increase our chief executive officer’s target annual cash incentive compensation. The compensation committee felt that an increase in “at risk” incentive compensation from 50% of base salary for 2009 performance to 60% of base salary for 2010 performance, instead of an increase in base salary, was the appropriate approach to achieving these objectives in a manner consistent with its compensation philosophy. The compensation committee left our chief financial officer’s target annual cash incentive compensation unchanged for 2010 at 50% of base salary.

The financial performance targets that had to be met in 2010, and their corresponding weightings, were: (1) revenue, weighted at 25%; (2) EBITDA, weighted at 25%; (3) free cash flow, weighted at 25%; and net income, weighted at 15%. In addition, 10% of annual cash incentive compensation consisted of a subjective element to be determined at the discretion of the compensation committee.

For compensation purposes for fiscal 2010, the revenue target was $27.244 million, the EBITDA target was negative $838,000, the free cash flow target was negative $1.082 million, and the net income target was $4.443 million. These financial performance targets, which were approved by our board of directors in December 2009, were selected based on the recommendations of the budget and pension committee.

The amount of the annual cash incentive compensation earned by our NEOs was determined by multiplying each NEO’s target compensation level (60% of base salary for our chief executive officer and 50% for our chief financial officer) by the sum of the payout factors for each performance metric, including the discretionary component. The payout factor for each of the four financial performance measures was determined by multiplying 25% (15% for the net income metric) by the quotient of the actual financial performance measures divided by the targeted financial performance measure. Annual cash incentive compensation would only be awarded for a performance measure if the payout factor for the performance metric was higher than certain predetermined thresholds. The predetermined thresholds are 90% of targeted revenues, 75% of targeted EBITDA, 75% of targeted free cash flow and 90% of targeted net income. These thresholds were determined by the compensation committee based on recommendations made by our NEOs. There is no cap to the annual cash incentive compensation; therefore, our NEOs could receive annual cash incentive compensation in excess of their target in the event that the financial performance targets were exceeded.

For 2010, revenues were $24.426 million, EBITDA was $636,000, free cash flow was $1.572 million and net income was $5.079 million. Accordingly, our NEOs were eligible to receive a cash bonus for the EBITDA, free cash flow and net income performance measures, but not the revenue performance measure because actual revenue performance was less than the required threshold. In addition, the compensation committee recommended that our NEOs receive the full 10% discretionary component, in recognition of their leadership during an extremely challenging year. The Board approved this recommendation. Based on our 2010 operating and financial performance, Mr. Albro received a cash bonus of $279,349 and Mr. Volz received a cash bonus of $215,547. Based on the 10% discretionary component, Mr. Albro received a cash bonus of $16,200 and Mr. Volz received a cash bonus of $12,500. Such amounts were paid in March 2011.

2010 Equity Awards

In February 2010, we awarded each of our NEOs with long-term equity incentive compensation in the form of shares of restricted stock and stock options. These equity awards were awarded to each of our named officers based on our 2009 operational and financial performance. Our 2009 performance was detailed in our 2010 executive compensation disclosure and is summarized in the table below.

Financial Metric	Weighting	Targeted 2009 Performance (in millions)	Actual 2009 Performance (in millions)
Revenue	25%	$23.459	$23.922
EBITDA	25%	3.628	2.301
Free Cash Flow	25%	1.915	1.146
Net Income	15%	6.444	6.815

Our compensation committee determined the target total equity award for each of our NEOs under the compensation program framework developed in response to the advice and alternatives provided by its compensation consultant in 2008. The target equity award in 2009 for our chief executive officer and chief financial officer was 9,000 shares of restricted stock and 45,500 stock options and 5,000 shares of restricted stock and 25,000 stock options, respectively.

Our chief executive officer recommended to the compensation committee the allocation between stock options and restricted stock awards based upon the range recommended in the market comparison report prepared by our compensation consultant. Based on the satisfaction of the performance measures and the business judgment of the compensation committee, the compensation committee elected to make a total long-term equity incentive award to our chief executive officer of 4,745 shares of restricted stock and a stock option to purchase 23,724 shares of our common stock at $12.88 per share. Our chief financial officer received a total equity award of 2,636 shares of restricted stock and a stock option to purchase 13,180 shares of our common stock at $12.88 per share. In order to focus our NEOs on our long-term performance, such restricted stock and stock option awards vest in annual one-third increments on the first, second, and third anniversaries of the grant date.

2011 Equity Awards

In March 2011, we awarded each of our executive officers with long-term equity incentive compensation in the form of shares of restricted stock and stock options. These equity awards were awarded to each of our NEOs based on our 2010 operational and financial performance described above under the subheading entitled “Annual Cash Incentive Compensation” and the business judgment of the compensation committee. The equity awards were approved by our compensation committee and our board of directors on March 9, 2011. The stock option awards were granted with an exercise price of $14.85, the closing price of our common stock on the grant date, March 9, 2011. Based on our 2010 performance, we made the following awards of long-term equity incentive compensation:

Name	Award Type	Target (#)	Award (#)
Duane W. Albro	Restricted Shares	9,000	16,420
	Stock Options	45,500	83,010
Kenneth H. Volz	Restricted Shares	5,000	9,122
	Stock Options	25,000	45,610

Under Securities and Exchange Commission rules, because they were awarded in 2011, they are not reflected in the compensation tables that follow, and will instead be included in our executive compensation disclosures for our 2012 annual meeting.

In addition, in January 2011, the compensation committee recommended, and the board of directors approved, an adjustment of the weightings for the financial performance targets for 2011 performance. For 2011, the compensation committee increased the weighting for revenue and decreased the weightings for EBITDA, free cash flow and net income. Specifically, the 2011 financial performance targets and their corresponding weightings, are: (1) revenue, weighted at 50%; (2) EBITDA, weighted at 15%; (3) free cash flow, weighted at 15%; and net income, weighted at 10%. The final 10% of the 2011 annual cash incentive compensation remains a subjective element to be determined at the discretion of the compensation committee, subject to approval by the board of directors.

Perquisites

We generally do not provide our NEOs with benefits that are not integrally and directly related to the performance of their duties. In connection with the hiring of a NEO who resides outside of Orange County, New York, we may agree to reimburse such NEO for reasonable household living expenses. The compensation committee decided to pay our NEOs for certain housing and living expenses because we wanted each of our NEOs to have a presence within the community in which we operate. The compensation committee believes these perquisites are a relatively modest way for us to attract and retain our NEOs (both of whom have a permanent residence outside Warwick, New York) and keep them engaged in our day-to-day operations. We also provide our NEOs with employee concession services and certain business-related travel.

Stock Ownership Guidelines

During 2008, we adopted stock ownership guidelines for our executive officers. We adopted these guidelines to better align the economic interest of our executive officers and shareholders. Under our stock ownership guidelines, our executive officers must achieve a specified ownership objective within five years of being named to an executive officer position. The stock ownership objective for our chief executive officer is that number of shares with a value equal to his annual base salary. The stock ownership objective of our chief financial officer is that number of shares with a value of at least half of his annual base salary. The compensation committee has discretion to modify such objectives in case of hardship and it also has the discretion to penalize noncompliance by reducing the amount of annual cash incentive compensation awards.

Change in Control Payments

We have agreed to make certain payments to our NEOs upon an involuntary termination or employment not for cause or a voluntary termination of employment for good reason, in each case, during the 24-month period following the occurrence of a change of control of the company. For more information regarding such change of control payments, see the subheading “Current Employment Agreements With Our Named Executive Officers” below. We decided to include these “double-triggered” change of control payments in each of our NEO’s employment agreement because it serves as a further means to attract, motivate and retain our NEOs. The compensation committee determined the size and triggers of such change of control payments based on the recommendations provided by our compensation consultant in 2008. We consider such change in control payments an appropriate method to motivate our NEOs if we decide to pursue a sale of the company as an appropriate way of maximizing shareholder value.

Certain Tax and Accounting Implications

The Impact of Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1.0 million paid to its chief executive officer and the three other most highly compensated NEOs as of the end of any fiscal year, excluding the chief financial officer. We do not intend to enter into agreements under which payments are not deductible under Section 162(m).

Accounting for Stock-Based Compensation

We account for stock-based compensation in accordance with FASB ASC Topic 718 “Compensation —  Stock Compensation.” Such stock-based compensation includes awards made under the Warwick Valley Telephone Company 2008 Long-Term Incentive Plan.

2010 Summary Compensation Table

The table below presents the compensation paid to our president and chief executive officer (our principal executive officer), and to our executive vice president, chief financial officer and treasurer (our principal financial officer) for services rendered to us in all capacities during the years ended December 31, 2010, December 31, 2009 and December 31, 2008.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Duane W. Albro President and Chief Executive Officer	2010	$270,000	$16,200	$61,116	$45,528	$279,349	$89,825	$762,018
	2009	270,000		24,088	10,080	71,167	47,959	423,294
	2008	263,462		97,020	53,265	72,127	45,942	531,816
Kenneth H. Volz Executive Vice President, Chief Financial Officer and Treasurer	2010	250,001	12,500	33,952	25,293	215,547	99,200	636,493
	2009	250,001		37,665	15,585	65,896	70,719	439,866
	2008	250,001		53,900	29,267	66,785	70,503	470,456

(1)	The amounts in this column reflect the 10% discretionary component of annual cash incentive compensation granted at the discretion of the board.
(2)	Restricted stock and stock option awards were made under our 2008 Long-Term Incentive Plan. These columns include the full grant date fair value of stock awards and stock option awards granted during each fiscal year. The amounts reported in these columns have been calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation (formerly SFAS 123R). In accordance with rules of the Securities and Exchange Commission, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to stock and stock option awards, see Note 17 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission. Information regarding awards of stock-based compensation granted to our NEOs during 2010 is shown in the 2010 Grants of Plan-Based Awards Table.
(3)	The amounts in this column reflect the annual cash incentive compensation earned during 2010 by Messrs. Albro and Volz pursuant to their respective employment contracts and paid in March 2011. Annual cash incentive compensation is tied to our annual financial performance against certain financial and performance targets for the fiscal year established by the board of directors, and are described in the “Annual Cash Incentive Compensation” section of the Compensation Discussion and Analysis.
(4)	The amounts shown in this column reflect amounts paid by us to each NEO as company contributions to the 401(k) Plan, housing and living expenses, reimbursement for travel and cell phone expenses and employee concessions (high-speed internet, telephone and video services).

Name	Company Contributions to 401(k) Plan	Housing and Living Expenses	Expense Reimbursement for Travel & Cell	Employee Concession Services	Total
Duane W. Albro	$8,100	$70,400	$9,842	$1,483	$89,825
Kenneth H. Volz	11,250	83,400	2,681	1,869	99,200

2010 Grants of Plan-Based Awards Table

The table below presents information regarding the grants of non-equity incentive plan awards, restricted stock awards and stock options to our NEOs for the year ended December 31, 2010.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)(3) Target ($)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)(4) Target (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Duane W. Albro	Annual Cash Incentive		$135,000
	Restricted Stock(5)	2/23/2010		9,000		$61,116
	Stock Option(5)	2/23/2010		45,500	$12.88	45,528
Kenneth H. Volz	Annual Cash Incentive		125,000
	Restricted Stock(5)	2/23/2010		5,000		33,952
	Stock Option(5)	2/23/2010		25,000	12.88	25,293

(1)	The amounts shown in this column represents the potential annual cash incentive compensation payouts to Messrs. Albro and Volz under the provisions of their employment agreements.
(2)	Annual Cash Incentive Compensation. Messrs. Albro and Volz were eligible for an annual cash bonus in 2010 targeted at 50% of their base pay for the attainment of 2009 financial targets based on the four (4) key performance goals described above in the Compensation Discussion and Analysis under the section “Executive Summary.”

Long-Term Equity Incentive Compensation.  For 2010, Messrs. Albro and Volz were eligible for an award under our 2008 Long-Term Incentive Plan composed of stock options and shares of restricted stock. The amounts of long-term equity incentive compensation awarded in 2010 were determined based on the satisfaction of our 2009 financial targets.

(3)	There is no minimum or maximum amount payable under the 2010 annual cash incentive compensation plan and, while based on the achievement of certain operating and financial performance metrics, awards are granted at the discretion of the compensation committee.
(4)	There is no minimum or maximum long-term equity compensation award, and, while based on the achievement of certain operating and financial performance metrics, long-term equity compensation awards are granted at the discretion of the compensation committee.
(5)	Stock option awards and restricted stock awards vest in annual one-third increments on the first, second, and third anniversaries of the grant date.

Current Employment Agreements with our Named Executive Officers

Duane W. Albro

Our employment agreement with Mr. Albro provides for a two year term beginning April 11, 2010. The agreement will automatically be renewed for successive one-year periods unless the company or Mr. Albro gives written notice of non-renewal to the other at least 60 days before the expiration of the initial term or any subsequent renewal period.

Mr. Albro will receive an annual base salary of $270,000, subject to annual increases as the company may determine. Mr. Albro is eligible to receive an annual cash bonus and incentive compensation in the form of equity-based awards (stock options and restricted stock) under the company’s 2008 Long-Term Incentive Compensation Plan each year in accordance with an applicable plan approved by the board or the compensation committee for such year. Mr. Albro’s cash bonus plan for 2010 is targeted at 60% of his base salary and the incentive compensation component is targeted at 45,500 stock options and 9,000 shares of restricted stock, provided certain financial performance criteria are met in 2010. The elements of performance and the weighting associated with each financial metric will determine the applicable payout factor that will be used to calculate both the annual cash bonus and incentive compensation amounts. The board or the compensation committee of the board, in its sole discretion, may determine subsequent measurement metrics for 2010 and each subsequent year, and may also, in its sole discretion, change or eliminate the applicable plan at any time. In order to be eligible to receive a cash bonus and/or incentive compensation, Mr. Albro must be employed with the company on the respective payment date.

The company will provide Mr. Albro with a $2,000 per month housing and travel allowance for the duration of his employment under the agreement. The company will also pay Mr. Albro a tax gross-up benefit on his housing and travel allowance so that, after the withholding of all federal and state income and employment taxes with respect to the housing and travel allowance and the tax gross-up benefit, Mr. Albro will be in the same after-tax economic position that he would have been in had the housing and travel allowance not been subject to such taxes. Mr. Albro is eligible to participate in and receive benefits under the company’s 401(k) saving plan, health and welfare plans, including medical and dental insurance, life insurance, and short-term and long-term disability insurance.

Mr. Albro’s employment may be terminated at any time for any reason by the company or Mr. Albro upon written notice. Mr. Albro will be entitled to compensation and benefits depending on the circumstances of the termination of employment. If Mr. Albro’s employment is terminated without cause and not in connection with a change of control, Mr. Albro will be entitled to a severance payment equal to 100% of his annual base salary in effect as of the date of his termination of employment. He will also receive the target amount of his annual cash bonus for the year in which the termination of employment occurs. Both of these amounts will be paid in a lump sum payment. Mr. Albro will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

In the event that Mr. Albro is terminated due to a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction or a sale of substantially all of the company’s assets where, as a result, the company’s then existing shareholders no longer own 50% of the surviving entity), he will be entitled to the same compensation and benefits listed in the above paragraph except that he will be entitled to receive a cash payment equal to 150% of his annual base salary and target cash bonus. Both of these amounts will be paid in a lump sum payment. Mr. Albro will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination. In addition, any unvested or restricted equity compensation such as stock options and restricted stock will immediately vest.

Kenneth H. Volz

Our employment agreement with Mr. Volz provides for a two year term beginning April 11, 2010. The agreement will automatically be renewed for successive one-year periods unless the company or Mr. Volz gives written notice of non-renewal to the other at least 60 days before the expiration of the initial term or any subsequent renewal period.

Mr. Volz will receive an annual base salary of $250,000, subject to annual increases as the company may determine. Mr. Volz is eligible to receive an annual cash bonus and incentive compensation in the form of equity-based awards (stock options and restricted stock) under the company’s 2008 Long-Term Incentive Compensation Plan each year in accordance with an applicable plan approved by the board or the compensation committee for such year. Mr. Volz’s cash bonus plan for 2010 is targeted at 50% of his base salary and the incentive compensation component is targeted at 25,000 stock options and 5,000 shares of restricted stock, provided certain financial performance criteria are met in 2010. The elements of performance and the weighting associated with each financial metric will determine the applicable payout factor that will be used to calculate both the annual cash bonus and incentive compensation amounts. The board or the compensation committee of the board, in its sole discretion may determine subsequent measurement metrics for 2010 and each subsequent year, and may also, in its sole discretion, change or eliminate the applicable plan at any time. In order to be eligible to receive a cash bonus and/or incentive compensation, Mr. Volz must be employed with the company on the respective payment date.

The company will provide Mr. Volz with a $4,800 per month housing and travel allowance for the duration of his employment under the agreement. The company will also pay Mr. Volz a tax gross-up benefit on his housing and travel allowance so that, after the withholding of all federal and state income and employment taxes with respect to the housing and travel allowance and the tax gross-up benefit, Mr. Volz will be in the same after-tax economic position that he would have been in had the housing and travel allowance not been subject to such taxes. Mr. Volz is eligible to participate in and receive benefits under the company’s 401(k) saving plan, health and welfare plans, including medical and dental insurance, life insurance, and short-term and long-term insurance.

Mr. Volz’s employment may be terminated at any time for any reason by the company or Mr. Volz upon written notice. Mr. Volz will be entitled to compensation and benefits depending on the circumstances of the termination of employment. If Mr. Volz’s employment is terminated without cause and not in connection with a change of control, Mr. Volz will be entitled to a severance payment equal to 100% of his base salary in effect as of the date of his termination of employment. He will also receive the target amount of his annual cash bonus for the year in which the termination of employment occurs. Both of these amounts will be paid in a lump sum payment. Mr. Volz will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination.

In the event that Mr. Volz is terminated due to a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction or a sale of substantially all of the company’s assets where, as a result, the company’s then existing shareholders no longer own 50% of the surviving entity), he will be entitled to the same compensation and benefits listed in the above paragraph except that he will be entitled to receive a cash payment equal to 150% of his annual base salary and target cash bonus. Both of these amounts will be paid in a lump sum payment. Mr. Volz will also be entitled to the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination. In addition, any unvested or restricted equity compensation such as stock options and restricted stock will immediately vest.

Other Compensation

Our NEOs are eligible to participate in our 401(k) defined contribution plan. In any plan year, we make a matching contribution to each management participant up to 4.5% of the participant’s eligible compensation, up to a maximum matching contribution of $16,500. Matching contributions are applicable to all plan eligible employees. Each of our NEOs participated in our 401(k) plan during the year ended December 31, 2010 and received matching contributions.

Outstanding Equity Awards at December 31, 2010

The table below presents information regarding the number and value of unexercised stock options and the number and value of restricted stock awards held by our NEOs at December 31, 2010.

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
Duane W. Albro	—	23,724	(3)	$12.88	02/23/2020
	4,052	8,103	(4)	10.02	3/20/2019
	30,334	15,166	(5)	10.78	9/08/2018
						9,348	$130,405
Kenneth H. Volz	—	13,180	(3)	$12.88	02/23/2020
	6,264	12,529	(4)	10.02	3/20/2019
	16,666	8,334	(5)	10.78	9/08/2018
						6,810	95,000

(1)	Assuming continuous service as an employee with us, these unvested shares of restricted stock will vest as follows:

Name	Shares	Vesting Date
Duane W. Albro	1,582	February 23, 2011
	801	March 20, 2011
	3,000	September 8, 2011
	1,582	February 23, 2012
	802	March 20, 2012
	1,581	February 23, 2013
Kenneth H. Volz	879	February 23, 2011
	1,253	March 20, 2011
	1,668	September 8, 2011
	879	February 23, 2012
	1,253	March 20, 2012
	878	February 23, 2013
(2)	Amounts in this column are based on a closing price of $13.95 for our common stock on December 31, 2010.
(3)	Assuming continuous service as an employee with us, one third of the shares subject to this option will vest on each of February 23, 2011, February 23, 2012 and February 23, 2013.
(4)	Assuming continuous service as an employee with us, one half of the remaining unvested shares subject to this option will vest on each of March 20, 2011 and March 20, 2012.
(5)	Assuming continuous service as an employee with us, the remaining unvested shares subject to this option will vest on September 8, 2011.

2010 Option Exercises and Stock Vested

The table below presents information regarding the number and realized value of stock awards that vested during 2010 for each of our NEOs. Our NEOs did not exercise any stock options during 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Duane W. Albro	3,801	$55,308
Kenneth H. Volz	2,919	$42,174

(1)	The value realized on the vesting of stock awards is based on the closing price of our common stock on the vesting date multiplied by the number of shares that vested on such date.

Pension Benefits

We do not provide any defined benefit and actuarial pension plans for our NEOs. Accordingly no tabular disclosure is being provided under this heading.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation arrangements for our NEOs. Accordingly no tabular disclosure is being provided under this heading.

Potential Payments Upon Termination or Change in Control

The compensation and benefits payable to our NEOs in the event of termination of their employment, or in the event of a change in control of the company, are set forth in their employment agreements.

Duane W. Albro - Chief Executive Officer

As described above under the heading entitled “Current Employment Agreements with our Named Executives Officers,” Mr. Albro will be entitled to compensation and benefits depending on the circumstances of the termination of employment. If Mr. Albro’s employment is involuntarily terminated by the company without cause and not in connection with a change of control, Mr. Albro will be entitled to:

•	accrued but unpaid base salary and any unused vacation;
•	the continuation of benefits for a period of one year following termination at the same cost he was charged for such benefits at the time of his termination; and
•	a lump-sum cash severance payment equal to 100% of his annual base salary in effect as of the date of his termination, plus the target amount of his annual cash bonus for the year in which the termination occurs.

In the event that Mr. Albro is involuntarily terminated by the company, or voluntarily terminates his employment for good reason, in each case, within the 24-month period following a change in control (which is generally defined as a consummation of a reorganization, merger, statutory share exchange or similar corporate transaction or a sale of substantially all of the company’s assets where, as a result, the company’s then existing shareholders no longer own 50% of the surviving entity), he will be entitled to the same compensation and benefits listed above, except he will be entitled to receive:

•	a lump-sum cash payment equal to 150% of his annual base salary and target cash bonus; and
•	any unvested stock options and restricted stock will immediately vest.

In the event of Mr. Albro’s death or disability, he would be entitled to his accrued but unpaid base salary and any unused vacation.

We believe that the severance benefits we offer promote several objectives. The severance benefits we provide assist us in recruiting and retaining talented NEOs. Our executives may be recruited from other companies where they have job security, tenure, and career opportunities. In accepting a position with us, an executive is often giving up his current job stability for the challenges and potential risks of a new position. The severance benefits we provide mitigate the harm that the executive would suffer if he or she were terminated by us for reasons beyond his control. These severance benefits also allow executives to focus on our business without undue distraction regarding their job security. Finally, severance benefits act as an additional incentive for the executive to comply with the post-termination covenants set forth in their employment agreement.

In addition, we only accelerate the vesting of unvested stock options and restricted stock if a NEO is involuntarily terminated following a change in control of the company (commonly referred to as a “double trigger”). We believe that the “double triggered” enhanced severance benefits and the acceleration of unvested equity awards benefit maximizes shareholder value because it prevents an unintended windfall to our executives in the event of a friendly change in control, while still providing them appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs. We do not provide tax gross-up payments to our NEOs in connection with any change in control or severance payment.

The amounts that would be received by Mr. Albro if these termination scenarios occurred on December 31, 2010 are as follows:

Payments	Termination without Cause not in Connection with a Change in Control	Change in Control	Termination without Cause or for Good Reason in Connection with a Change in Control	Death or Disability
Severance Pay	$270,000	—	$405,000	—
Annual Cash Incentive Compensation	162,000	—	243,000	—
Benefits Continuation(1)	—	—	—	—
Accelerated Vesting of Restricted Stock	—	—	130,405	—
Accelerated Vesting of Stock Options	—	—	217,389	—
Accrued Unused Vacation	28,558	—	28,558	$28,558
Life Insurance Premiums	590	—	590	—
Total	461,148	—	1,024,942	28,558

(1)	Mr. Albro does not currently use our medical benefits.

Kenneth H. Volz - Chief Financial Officer

The current employment agreement with Mr. Volz, discussed under the heading “Current Employment Agreements with Our Named Executive Officers” above, contains termination provisions that are identical to the termination provisions described above for Mr. Albro. The amounts that would be received by Mr. Volz under the same termination scenarios occurred on December 31, 2010 are as follows:

Payments	Termination without Cause not in Connection with a Change in Control	Change in Control	Termination without Cause or for Good Reason in Connection with a Change in Control	Death or Disability
Severance Pay	$250,000	—	$375,000	—
Annual Cash Incentive Compensation	125,000	—	187,500	—
Benefits Continuation(1)	—	—	—	—
Accelerated Vesting of Restricted Stock	—	—	95,000	—
Accelerated Vesting of Stock Options	—	—	167,209	—
Accrued Unused Vacation	41,345	—	41,345	$41,345
Life Insurance Premiums	590	—	590	—
Total	416,935	—	866,644	41,345

(1)	Mr. Volz does not currently use our medical benefits.

Director Compensation

Overview of Compensation and Policies

We revised our director compensation program in 2010. The following table summarizes the components of our 2010 director compensation program, which we refer to in this proxy statement as the 2010 Plan:

Fixed Cash Compensation
Annual Cash Retainer	$30,000 ($7,500 per quarter)
Quarterly Board Meeting Fee	$7,500 ($1,500 per meeting)
Variable Cash Compensation
Committee Meeting Fees	$500 per meeting, up to maximum of 12 meetings per year ($6,000)
Equity Compensation
Restricted Stock Award	$25,000 (grant date fair market value)

Under the 2010 Plan, each non-employee director will receive a fixed cash retainer of $7,500 per quarter and quarterly board meeting fees, including attendance at the annual meeting of shareholders, of $1,500 per meeting ($1,250 for attendance by telephone). Directors will receive $500 per committee meeting attended, up to a maximum of $6,000 per year of cash compensation (allowing for 12 meetings each year or three meetings each quarter). Any amounts over the $6,000 maximum committee meeting fees will be paid in restricted stock. Directors may elect to receive the cash component (fixed and/or variable) in cash or restricted stock. Under the 2010 Plan, each director will also receive a restricted stock award equal to $25,000. All restricted stock awards to our non-employee directors vest in equal portions on the first and second anniversaries of the date of grant. The Chairman of the board will receive a $7,500 annual retainer paid in restricted stock and the chairs of each committee will receive an additional $3,000 annual retainer paid in restricted stock. In addition to the annual retainer and meeting fees, directors are also reimbursed for travel expenses for board and committee meetings that they attend in person.

On January 1, 2010, the following restricted stock awards were granted to the non-employees directors: Mr. Alario - 2,139 shares; Mr. Benedict - 1,909 shares; Ms. Bloss - 2,139 shares; Mr. DeValentino - 2,484 shares; Mr. Gray - 2,139 shares and Mr. Mello - 2, 139 shares.

Stock Ownership Guidelines

In 2008, we adopted stock ownership guidelines for our directors. We adopted these guidelines to better align the economic interest of our directors and shareholders. Under our stock ownership guidelines, our directors must achieve ownership of at least two times their annual retainer within five years of first being appointed to the board. The compensation committee has discretion to modify such objectives in case of hardship and it also has the discretion to penalize noncompliance by reducing a director’s annual retainer.

2010 Director Summary Compensation Table

The table below presents information regarding the compensation of our directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Jeffrey D. Alario	$49,750	$35,907	$1,553	$87,210
Duane W. Albro(1)	—	—	—	—
Douglas B. Benedict	49,750	32,907	6,203	88,860
Kelly C. Bloss	46,500	35,907	788	83,195
Robert J. DeValentino	47,750	40,407	11,113	99,270
Thomas H. Gray	46,250	35,907	5,681	87,838
Douglas J. Mello	48,250	35,907	3,083	87,240

(1)	Mr. Albro, our president and chief executive officer, is not entitled to any compensation for his service as a director. All compensation paid to Mr. Albro is presented in the 2010 Summary Compensation Table.

(2)	The amounts included in the Stock Awards column represent the aggregate grant date fair value of the awards made to independent directors computed in accordance with FASB ASC Topic 718. The value ultimately realized by the director upon the actual vesting of the award(s) may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 17 — Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2010.

The following table shows the number of shares of restricted stock granted to each non-employee director during the fiscal year ended December 31, 2010 and the closing price of our common stock on the date of grant.

Name	Grant Date	Number of Shares of Stock	Closing Price on Grant Date	Grant Date Fair Market Value
Jeffrey D. Alario	1/1/2010	2,139	$13.09	$28,000
	2/23/2010	39	12.88	502
	4/23/2010	500	14.81	7,405
Douglas B. Benedict	1/1/2010	1,910	13.09	25,000
	2/23/2010	39	12.88	502
	4/23/2010	500	14.81	7,405
Kelly C. Bloss	1/1/2010	2,139	13.09	28,000
	2/23/2010	39	12.88	502
	4/23/2010	500	14.81	7,405
Robert J. DeValentino	1/1/2010	2,483	13.09	32,500
	2/23/2010	39	12.88	502
	4/23/2010	500	14.81	7,405
Thomas H. Gray	1/1/2010	2,139	13.09	28,000
	2/23/2010	39	12.88	502
	4/23/2010	500	14.81	7,405
Douglas J. Mello	1/1/2010	2,139	13.09	28,000
	2/23/2010	39	12.88	502
	4/23/2010	500	14.81	7,405
(3)	The table below summarizes the aggregate number of unvested restricted stock awards for each of our independent directors as of December 31, 2010. None of our non-employee directors have any unexercised vested stock option awards.

Name	Restricted Stock Awards
Jeffrey D. Alario	2,678
Douglas B. Benedict	2,574
Kelly C. Bloss	2,678
Robert J. DeValentino	3,022
Thomas H. Gray	2,678
Douglas J. Mello	2,678

Report of the Compensation Committee to Shareholders

The following report of the compensation committee of the board of directors is required by the rules of the Securities and Exchange Commission to be included in this proxy statement. It is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

We have reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Douglas B. Benedict, Chairman
Kelly C. Bloss
Douglas J. Mello

Proposal Four

Advisory Vote on Our Executive Compensation

Background to the Advisory Vote

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in July 2010, we are providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as described in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion contained in this proxy statement.

We encourage you to carefully review the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation program, including our compensation philosophy and objectives, as well as the processes our compensation committee used to determine the structure and amounts of the compensation of our NEOs in fiscal 2010.

We are asking you to indicate your support for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding upon us. However, the compensation committee and the board value the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for NEOs.

Board Recommendation

Based on the above, the board of directors unanimously recommends that shareholders vote FOR the approval of the compensation of our NEOs as described in this proxy statement.

Proposal Five

Advisory Vote Regarding the Frequency of Shareholder Advisory Votes on
Our Executive Compensation

Background to the Advisory Vote

Under the Dodd-Frank Act, shareholders are also able to indicate how frequently they believe an advisory vote on executive compensation, such as we have included in Proposal Four, should occur. By voting on this Proposal Five, you may indicate whether you would prefer that we hold future advisory votes on executive compensation once every one, two or three years.

After careful consideration, the board of directors recommends that future advisory votes on executive compensation occur every year. We believe that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. We believe that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation.

The proxy card provides you with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, you are not voting to approve or disapprove the Board’s recommendation. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstaining from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which we are to hold a shareholder vote to approve the compensation of our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

This vote is advisory and not binding on us, but we will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The board may decide that it is in the best interests of our shareholders and the company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Board Recommendation

For the reasons discussed above, the board of directors recommends that you vote for a “ONE YEAR” frequency for future advisory votes on executive compensation.

Proposal Six

Ratification of the Selection of
Our Independent Registered Public Accounting Firm

Selection of Independent Registered Public Accounting Firm for 2010

WithumSmith+Brown, PC served as our independent registered public accounting firm for the year ended December 31, 2010.

The audit committee has selected WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2011. The selection is being presented to shareholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent years.

We have been advised by WithumSmith+Brown, PC that a representative will be present at the annual meeting and will be available to respond to appropriate questions. We intend to give such representative the opportunity to make a statement if he or she should so desire.

The board of directors recommends that shareholders vote in favor of the proposal to ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2011, and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR such proposal.

Fees Paid to WithumSmith+Brown, PC

The following table shows the fees for professional services provided by WithumSmith+Brown, PC during the years ended December 31, 2010 and December 31, 2009:

	Years ended December 31
	2010	2009
Audit Fees	$206,570	$394,276
Audit-Related Fees	16,030	29,271
Tax Fees	21,000	63,854
Total	$243,600	$487,401

Audit Fees

Audit fees paid to WithumSmith+Brown, PC during the years ended December 31, 2010 and December 31, 2009 were for professional services rendered in connection with the integrated audit of our consolidated financial statements and our internal control over financial reporting, and the review of financial statements included in our Quarterly Reports on Form 10-Q, and issuance of consents.

Audit-Related Fees

Audit-related fees paid to WithumSmith+Brown, PC during the years ended December 31, 2010 and December 31, 2009 were for professional services rendered in connection with the audit of the Annual Report on Form 11-K for the Warwick Valley Telephone Company 401(k) Plan.

Tax Fees

Tax fees paid to WithumSmith+Brown, PC during the years ended December 31, 2010 and December 31, 2009 were for professional services rendered in connection with the preparation of original and amended federal and state tax returns and assistance with tax audits.

Pre-approval Policy

The audit committee pre-approves all audit and permitted non-audit services performed for us by our independent registered public accounting firm. The audit committee considers each service individually and in advance of its performance and does not currently have a pre-established set of criteria that could be applied to services without requiring separate consideration by the committee. In determining whether to approve a particular permitted non-audit service, the audit committee considers all ways in which such service could compromise or appear to compromise the independence of our independent registered public accounting firm.

For the years ended December 31, 2010 and December 31, 2009, WithumSmith+Brown, PC provided no services to us other than those described above. All such services provided by and fees paid to WithumSmith+Brown, PC were pre-approved by the audit committee.

Independence Analysis by Audit Committee

The audit committee has considered whether the provision of services described above was compatible with maintaining the independence of WithumSmith+Brown, PC and determined that the provision of such services was compatible with such firm’s independence.

Report of the Audit Committee to Shareholders

The following report of the audit committee of the board of directors is required by the rules of the Securities and Exchange Commission to be included in this proxy statement. It is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee has:

•	reviewed and discussed our audited financial statements for the year ended December 31, 2010 with our management and with WithumSmith+Brown, PC, our independent registered public accounting firm;
•	discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	received and discussed the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and has discussed with our independent registered public accounting firm its independence.

Based on these reviews and discussions with management and our independent registered public accounting firm, and the report of our independent registered public accounting firm, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements for the year ended December 31, 2010 be included in our annual report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The audit committee selects our independent registered public accounting firm annually and has submitted such selection for ratification by shareholders at the annual meeting.

Audit Committee:

Jeffrey D. Alario, Chairman
Douglas B. Benedict
Thomas H. Gray

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee: (1) was an officer or employee of our company or any of its subsidiaries during the year ended December 31, 2010; (2) was formerly an officer of our company or any of its subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules.

In addition, neither of our executive officers served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (2) as a director of another entity, one of whose executive officers served on our compensation committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

Security Ownership of Certain Beneficial Owners

The table below presents certain information, as of March 16, 2011, regarding the only person known to us to be the record or beneficial owner of more than 5% of our common stock, with the percentage based on 5,471,829 common shares outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Ameriprise Financial, Inc.(1) 145 Ameriprise Financial Center Minneapolis, MN 55474	480,882	8.8%

(1)	This information as to the beneficial ownership of shares of our common stock is based on a Schedule 13G dated February 11, 2011 filed jointly with the Securities and Exchange Commission by Ameriprise Financial, Inc. (“AFI”), Columbia Management Investment Advisers, LLC (“CMIA”), and Columbia Small Cap Value Fund (“SCV”). The address of CMIA and SCV is 100 Federal Street, Boston, MA 02110. AFI and CMIA have shared voting and shared dispositive power with respect to all 480,882 shares; SCV has sole voting and sole dispositive power with respect to 358,203 of such shares. CMIA, as an investment adviser to SCV, may be deemed to beneficially own the shares reported by SCV. Accordingly, the shares reported by CMIA include those shares separately reported by SCV. AFI, as the parent company of CMIA, may be deemed to beneficially own the shares reported by CMIA. Accordingly, the shares reported by AFI include those shares separately reported by CMIA. Each of AFI and CMIA disclaims beneficial ownership of any shares reported on the Schedule 13G. The clients of CMIA, a registered investment adviser, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of shares included on the Schedule 13G. As of December 31, 2010, only SCV, a registered investment company, owned more than 5% of the class of securities reported in the Schedule 13G. Any remaining shares reported by CMIA are owned by various other accounts managed by CMIA on a discretionary basis. To the best of CMIA’s knowledge, none of these other accounts own more than 5% of the outstanding shares.

Security Ownership of Management

The table below presents, as of March 16, 2011, certain information regarding shares of our common stock held by: (1) each of our directors; (2) each of our NEOS; and (3) all directors and executive officers as a group.

Name of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)	Percent of Class(1)
Jeffrey D. Alario(3)	Common	8,074	*
Duane W. Albro(4)	Common	80,395	*
Douglas B. Benedict(5)	Common	7,115	*
Kelly C. Bloss	Common	6,252	*
Robert J. DeValentino(6)	Common	7,842	*
Thomas H. Gray(7)	Common	15,663	*
Douglas J. Mello	Common	4,651	*
Kenneth H. Volz(8)	Common	56,651	*
All directors and executive officers as a group (8 persons)	Common	186,643	3.4%

(1)	As reported by such persons as of March 16, 2011, with percentages based on 5,471,829 shares of common stock outstanding, except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table) which increases the number of shares beneficially owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table as noted by an asterisk.
(2)	The amount shown for each director and executive officer includes shares of restricted stock.
(3)	The amount shown includes 2,400 shares of common stock held jointly by Mr. Alario and his spouse.
(4)	The amount shown includes 2,997 shares of common stock held indirectly by Mr. Albro in our 401(k) plan and presently exercisable options to purchase 46,346 shares.
(5)	The amount shown includes 100 shares of common stock held by Mr. Benedict’s spouse.
(6)	The amount shown includes 3,000 shares held in a 401(k) account.
(7)	The amount shown includes 1,200 shares held by Mr. Gray, as sole trustee of a family trust, and 261 shares held by Thomas H. Gray Inc. DBA Telecom Expert Group.
(8)	The amount shown includes 2,965 shares of common stock held jointly by Mr. Volz and his spouse and presently exercisable options to purchase 33,587 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

During the year ended December 31, 2010, all of our directors and executive officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except that each of our non-employee directors filed one late report disclosing one transaction and Messrs. Albro and Volz each filed one late report disclosing one transaction. In making this statement, we have relied solely on the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

Certain Relationships and Related Transactions

Policies and Procedures for Review, Approval, or Ratification of Related Person Transactions

Our board of directors has adopted a policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which the company and our directors and executive officers or their immediate family members are participants. Existing related party transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related party transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers: (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction, including the amount and type of transaction; (3) the importance of the transaction to the related person and to us; (4) whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and (5) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

There are no existing related party transactions.

Notice Pursuant to Section 726(d) of the
New York Business Corporation Law

In December 2010, we renewed our primary and excess directors’ and officers’ liability insurance, each for a one-year term, at a total cost of $112,500 in premiums. The primary policy is carried with Navigators Insurance Company and the excess policies are carried with Liberty Mutual Insurance Company, Monitor Insurance Company and Allied World Insurance Company. The policies cover all of our directors and officers.

Other Matters

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

Shareholder Proposals for the 2012 Annual Meeting

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2012 annual meeting of shareholders, shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2012 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than November 29, 2011. This is also the date by which any such proposal must be submitted for inclusion in our proxy materials under the advance notice provisions of our by-laws. We will not include in our proxy materials shareholder proposals received after this date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2012 annual meeting of shareholders in accordance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. Pursuant to Rule 14a-(c), we must receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement (which is the date specified by the advance notice provisions of our by-laws). Thus, for the 2012 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials but are proposed to be brought before the annual meeting no later than November 29, 2011. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990, Attention: Corporate Secretary.

By Order of the Board of Directors

Anthony Cipollone
Corporate Secretary

Warwick, New York
March 28, 2011

Directions to Annual Meeting Site
Warwick Valley Telephone Company Annual Meeting

The Harness Racing Museum and Hall of Fame
240 Main Street, Goshen, NY 10924

From the North

NYS Thruway (Route 87S) to Route 84W to Route 17E to Exit 124; bear right onto Route 207. Museum is ¼ mile past second traffic light on the right.

From the Northwest

Route 17E to Exit 124; bear right onto Route 207. Museum is ¼ mile past the second traffic light on the right.

From the West

Route 84E to Exit 4E (Route 17E) to Exit 124; bear right onto Route 207. Museum is ¼ mile past the second traffic light on the right.

From the South or NJ

Route 287 or the Garden State Parkway to NYS Thruway (Route 87N) (then follow directions from New York City).

From New York City

NYS Thruway (Route 87N) to Exit 16 (Route 17W) to Exit 124; left at traffic light. Next light turn right onto Route 207. Museum is ¼ mile past next traffic light on the right.

From the East

Route 84W to Exit 4E (Route 17E) to Exit 124; bear right onto Route 207 Museum is ¼ mile past second traffic light on the right.

Appendix A

Amended and Restated Warwick Valley Telephone Company
2008 Long-Term Incentive Plan

1.	Purpose

The purpose of the Warwick Valley Telephone Company Amended and Restated 2008 Long-Term Incentive Plan (the “Plan”) is to assist the Company and its Affiliates in attracting, motivating and retaining selected individuals to serve as employees, directors, consultants and advisors of the Company and its Affiliates by providing incentives to such individuals through the ownership and performance of the Company’s common stock.

2.	Definitions

(a) “Affiliate” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(b) “Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Performance Award granted under the Plan.

(c) “Award Agreement” means the written or electronic document or agreement evidencing the grant of an Award by the Company.

(d) “Board” means the board of directors of the Company.

(e) “Cause” means the occurrence of any of the following, unless a different definition of “Cause” is set forth in the applicable Award Agreement or an employment agreement between the applicable Participant and the Company:

(i) the Participant’s continued failure to substantially perform the Participant’s assigned duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of ten (10) days following written notice by the Company to the Participant of such failure;

(ii) the Participant’s engagement in conduct detrimental to the interests of the Company or any of its Affiliates, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the Participant’s employment or service to the Company and its Affiliates;

(iii) the Participant’s conviction of, or plea of guilty or nolo contendere to (A) a felony; or (B) a crime, other than a felony, which involves, as determined in the good faith judgment and sole discretion of the Board, moral turpitude, a breach of trust or a breach of fiduciary duty owed to the Company or any of its Affiliates;

(iv) the Participant’s disclosure of trade secrets or confidential information of the Company or any of its Affiliates; or

(v) the Participant’s breach of any policy of the Company of any of its Affiliates that applies to the Participant or any agreement with the Company or any of its Affiliates in respect of confidentiality, nondisclosure, non-competition or otherwise.

(f) “Change in Control” means the occurrence of any of the following events, unless a different definition of “Change in Control” is set forth in the applicable Award Agreement or an employment agreement between the applicable Participant and the Company:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding common shares of the Company (the “Outstanding Company Common Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (I) any acquisition directly from the Company; (II) any acquisition by the Company or any Affiliate; (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (IV) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities; (V) any acquisition by an individual, entity or group that is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by it on such date; or (VI) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of Section 2(f)(iii) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) became the beneficial owner of more than 50% of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

(ii) Individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

(iii) The consummation of a reorganization, merger, statutory share exchange, consolidation, or similar corporate transaction involving the Company or any of its direct or indirect Subsidiaries (each a “Business Combination”) in each case, unless, following such Business Combination, (A) the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, an Affiliate or such corporation resulting from such Business Combination or any parent or a subsidiary thereof, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or

(iv) The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or an Affiliate of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, more than 50% of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company; or

(v) a complete liquidation or dissolution of the Company.

In addition, if the Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation subject to Section 409A of the Code, to the extent required, the transaction or event described in this Section 2(f) must also qualify as a change in control event within the meaning of Section 409A of the Code, and the Treasury Regulations promulgated and other official guidance issued thereunder.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall consist of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 of the Exchange Act. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the NASDAQ rules and regulations.

(i) “Company” means Warwick Valley Telephone Company, a New York corporation.

(j) “Covered Employee” means an employee of the Company or its Affiliates who is a “covered employee” within the meaning of Section 162(m) of the Code.

(k) “Director” means a non-employee member of the Board.

(l) “Eligible Person” means any employee, Director, consultant or advisor providing services to the Company or an Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be an individual.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n) “Fair Market Value” means, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on NASDAQ on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on NASDAQ, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on NASDAQ or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

(o) “Good Reason” means the occurrence of any of the following, unless a different definition of “Good Reason” is set forth in the applicable Award Agreement or an employment agreement between the applicable Participant and the Company:

(i) a material diminution in the Participant’s base compensation;

(ii) a material diminution in the Participant’s authority, duties or responsibilities;

(iii) a material diminution in the budget over which the Participant retains authority;

(iv) a material change in the geographic location at which the Participant is required to perform services; or

(v) the Company or any of its Affiliates breaches the agreement under which the Participant provides services in any material respect.

Notwithstanding the foregoing, the events described in subsections (i) through (v) of this Section 2(o) shall constitute Good Reason only if the Participant provides written notice to the Company within ninety (90) days of the initial existence of the event constituting Good Reason and the Company fails to cure such event within thirty (30) days after receipt from the Participant of such written notice.

(p) “Incentive Stock Option” means a stock option granted under Section 5 that is intended to meet the requirements of Section 422 of the Code.

(q) “Limitations” has the meaning set forth in Section 9(e).

(r) “NASDAQ” means the NASDAQ Stock Market.

(s) “Non-Qualified Stock Option” means a stock option granted under Section 5 that is not intended to be an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Participant” means an Eligible Person who receives an Award under the Plan.

(v) “Performance Award” means any Award of Performance Cash or Performance Shares granted pursuant to Section 8.

(w) “Performance Cash” means any cash incentives granted pursuant to Section 8 that will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

(x) “Performance Period” means that period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

(y) “Performance Share” means any grant pursuant to Section 8 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

(z) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends).

(aa) “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose.

(bb) “Shares” means the shares of common stock of the Company, par value $0.01 per share.

(cc) “Stock Appreciation Right” means the right granted to a Participant pursuant to Section 6.

(dd) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(ee) “Vesting Period” has the meaning set forth in Section 7(a).

3.	Available Shares

(a) Aggregate Shares Available.  Subject to adjustment as provided in Section 11(b), a total of 1,100,000 Shares shall be authorized for issuance under the Plan. Shares to be issued under the Plan may be either authorized but unissued Shares, or Shares that have been reacquired by the Company and designated as treasury shares.

(b) Accounting for Awards.

(i) For purposes of this Section 3, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(ii) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(iii) In the event that (1) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (2) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan. Upon the exercise of a Stock Appreciation Right settled in Shares, the gross number of shares covered by the portion of the Award so exercised will cease to be available under the Plan.

4.	Eligibility and Administration

(a) Eligibility.  Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to an employee and an Incentive Stock Option may not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(b) Administration.

(i) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan to: (1) select the Eligible Persons to receive Awards; (2) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant; (3) determine the number of Shares to be covered by each Award; (4) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award; (5) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (6) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (7) interpret and administer the Plan and any Award Agreement; (8) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (9) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (10) determine whether any Award (other than an Option or Stock Appreciation Right) will have dividend equivalents; and (11) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a director shall require the prior approval of the Board.

(ii) Other than pursuant to Section 11(b), the Committee may not, without the approval of the Company’s shareholders, (a) lower the exercise price of an Option or the strike price of a Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the NASDAQ rules and regulations.

(iii) The Committee may delegate its powers and duties under the Plan to one or more directors (including a director who is also an officer of the Company) or a committee of directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (1) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (2) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code. In addition, the Committee may authorize one or more officers of the Company to grant Awards under the Plan, to the extent permitted by applicable law; provided, however, that such officers shall not be authorized to grant Awards to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

(iv) Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code, Section 16 of the Exchange Act, the NASDAQ rules and regulations or other pertinent laws.

5.	Options

(a) Grant.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. The receipt of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.

(b) Exercise Price.  Other than in connection with Substitute Awards, the exercise price per Share of each Option shall not be less than 100 percent of the Fair Market Value of one Share on the date of grant of such Option.

(c) Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(d) Exercise.

(i) Vested Options granted under the Plan shall be exercised by the Participant (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(ii) Unless otherwise provided in an Award Agreement, full payment of an Option’s exercise price shall be made at the time of exercise and shall be made (1) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (2) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (3) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (4) through any other method specified in an Award Agreement, or (5) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except for Substitute Awards, or as may be set forth in an Award Agreement with respect to the retirement, death or disability of a Participant or a Change in Control of the Company, Options granted to employees of the Company or any Affiliate will not be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time).

(e) Incentive Stock Options.  The Committee may grant Incentive Stock Options to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 1,100,000 Shares, subject to adjustments provided in Section 11(b).

6.	Stock Appreciation Rights

(a) Grant.  Stock Appreciation Rights may be granted hereunder to Participants in conjunction with all or part of any Option granted under the Plan, or at any subsequent time during the term of such Option, or without regard to any Option, in each case upon such terms and conditions as the Committee may establish in its sole discretion. The receipt of a Stock Appreciation Right pursuant to the Plan shall impose no obligation on the recipient to exercise such Stock Appreciation Right.

(b) Strike Price.  Other than in connection with Substitute Awards, the strike price per Share of any Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of one Share on the date of grant of such Stock Appreciation Right.

(c) Term.  The term of each Stock Appreciation Right shall be fixed by the Committee in its sole discretion; provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date the Stock Appreciation Right is granted.

(d) Exercise.

(i) Except for Substitute Awards, or as may be set forth in an Award Agreement with respect to the retirement, death or disability of a Participant or a Change in Control of the Company, Stock Appreciation Rights granted to employees of the Company or any Affiliate will not be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted (but may become exercisable pro rata over such time).

(ii) Vested Stock Appreciation Rights granted under the Plan shall be exercised by the Participant (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares so exercised. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(iii) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive with respect to each Share so exercised the excess of the Fair Market Value of one Share on the date of exercise over the per-Share strike price of the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

7.	Restricted Stock and Restricted Stock Units

(a) Grant.  Awards of Restricted Stock and of Restricted Stock Units may be issued to Participants either alone or in addition to other Awards granted under the Plan, and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

(b) Rights of Holders of Restricted Stock.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award.

(c) Rights of Holders of Restricted Stock Units.  A Participant receiving a Restricted Stock Unit Award shall not possess voting rights or the right to receive cash dividends with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Unit Award.

(d) Minimum Vesting Period.  Except for Substitute Awards, or as may be set forth in an Award Agreement with respect to the retirement, death or disability of a Participant or a change of control of the Company, or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one year), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to the continued employment of employees of the Company or an Affiliate shall have a Vesting Period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Section 162(m) of the Code, waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to directors or any consultant or advisor who provides services to the Company or an Affiliate.

8.	Performance Awards

(a) Grant.  Performance Awards in the form of Performance Cash or Performance Shares, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 9(b).

(b) Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

(c) Payment.  Except as may be provided in an Award Agreement with respect to the retirement, death or disability of a Participant or a change of control of the Company, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	Section 162(m) Qualifying Performance-Based Compensation

(a) Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award or a Performance Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 9 is applicable to such Award.

(b) Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit or a Performance Award is intended to be subject to this Section 9, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee in its sole discretion, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and/or amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (1) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (2) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (3) the cumulative effects of tax or accounting changes in accordance with US generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

(c) Adjustments.  Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award, Restricted Stock Unit Award or Performance Award that is subject to this Section 9, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

(d) Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

(e) Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 11(b), no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 100,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards in any calendar year that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in Shares with respect to more than 60,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any calendar year with respect to Performance Awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in cash is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

10.	Generally Applicable Provisions

(a) Award Agreements.  The terms of an Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Awards need not be the same with respect to each type of Award or each Participant.

(b) Transferability of Awards.  No Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

(c) Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

(d) Dividend Equivalents.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option or Stock Appreciation Right) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that any such amounts or dividend equivalents shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that any such amounts or dividend equivalents are subject to the same vesting or performance conditions as the underlying Award.

(e) Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (i) the grant of any Award, (ii) the exercise of an Option or Stock Appreciation Right, (iii) the delivery of Shares or cash, (iv) the lapse of any restrictions in connection with any Award or (v) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

11.	Miscellaneous

(a) Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (i) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11(b), (ii) expand the types of Awards available under the Plan, (iii) materially expand the class of persons eligible to participate in the Plan, (iv) increase the maximum permissible term of any Option specified by Section 5(c) or the maximum permissible term of a Stock Appreciation Right specified by Section 6(c), (v) expand the permissible performance criteria under Section 9(b), or (vi) amend any provision of Section 5(b), Section 6(b), Section 7(d) or Section 9(e). The Board may not, without the approval of the Company’s shareholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

(b) Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued as Restricted Stock Awards and Restricted Stock Unit Awards, the Limitations, the maximum number of Shares that may be issued as Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and exercise or strike price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

(c) No Right to Awards or to Continued Employment or Service.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees or Participants under the Plan.

(d) Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

(e) Cancellation of Award.  Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

(f) Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

(h) Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i) Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

(j) Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(k) Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

(l) Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the later to occur of: (i) the date of the approval of the Plan by the shareholders of the Company; (ii) the approval by or consent to the Plan by the New York Public Service Commission; (iii) the approval by or consent to the Plan by the New Jersey Public Utilities Board; and (iv) the satisfaction by the Company of the requirements of any other regulatory authority necessary for the Plan to become effective. The Plan shall be null and void and of no effect if the foregoing conditions are not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

(m) Compliance with Section 409A of the Code.  The Plan and the Awards granted hereunder are intended to comply with or be exempt from the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan or an applicable Award Agreement that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy the requirements of Section 409A of the Code may be amended by the Committee on a timely basis in any manner that the Committee determines to be necessary or appropriate to exempt the Award from Section 409A of the Code or comply with the requirements of Section 409A of the Code, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

(n) Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

(o) Effect of Change in Control.

(i) Vesting of Awards.  Except as otherwise provided in the related Award Agreement, if a Participant’s employment or services with the Company and its Affiliates is terminated by the Company or any of its Affiliates without Cause or by the Participant for Good Reason, in each case, within the twelve (12) month period following a Change in Control, then any outstanding Awards then held by the Participant which are unexercisable or otherwise unvested or subject to lapse restrictions shall be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as applicable, as of the date of such termination.

(ii) Additional Terms Applicable to Awards.  Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, the Board may, but shall not be obligated to: (A) provide for the cancellation of an Option or Stock Appreciation Right in exchange for a cash payment equal to the excess, if any, of (1) the Fair Market Value of the Shares subject to the Option or Stock Appreciation Right, over (2) the aggregate exercise or strike price of such Option or Stock Appreciation Right; (B) provide for the cancellation of any unvested Restricted Stock in exchange for a cash payment equal to the Fair Market Value of the Shares underlying such Restricted Stock; (C) provide for the issuance of Substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under this Plan as determined by the Board in its sole discretion, and provided that such issuance would not cause the Award to violate Section 409A of the Code; (D) provide that for a period of fifteen (15) days prior to the Change in Control, any Option or Stock Appreciation Right shall be exercisable as to all Shares subject thereto and that, upon the occurrence of the Change in Control, such Option or Stock Appreciation Right shall terminate and be of no further force and effect.

* * * * *

WARWICK VALLEY TELEPHONE COMPANY
47 MAIN STREET
WARWICK, NY 10990

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M33843-Z55226 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WARWICK VALLEY TELEPHONE COMPANY

	For All	Withhold All	For All Except
2. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeffrey D. Alario
02) Duane W. Albro
03) Douglas B. Benedict
04) Kelly C. Bloss
05) Robert J. DeValentino
06) Thomas H. Gray
07) Douglas J. Mello

The Board of Directors recommends you vote FOR proposals 1, 3 and 4:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. To recommend, on an advisory basis, the frequency of shareholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M33844-Z55226

WARWICK VALLEY TELEPHONE COMPANY
Annual Meeting of Shareholders
April 29, 2011 2:00 PM
This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints ANTHONY CIPOLLONE and DORINDA M. MASKER, and each of them, proxies for the undersigned, with full power of substitution, to vote all of the Common Shares, par value $0.01, of WARWICK VALLEY TELEPHONE COMPANY owned by the undersigned at the Annual Meeting of Shareholders of Warwick Valley Telephone Company to be held at The Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, New York 10924 on April 29, 2011 at 2:00 p.m., local time, and at any adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED BY YOU AND REVOKES ANY PRIOR PROXY GIVEN BY YOU.

YOU ACKNOWLEDGE RECEIPT WITH THIS PROXY OF A COPY OF THE NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT DATED MARCH 28, 2011, DESCRIBING MORE FULLY THE PROPOSALS LISTED IN THIS PROXY.

Continued and to be signed on reverse side

ANNUAL MEETING OF SHAREHOLDERS OF

WARWICK VALLEY TELEPHONE COMPANY

April 29, 2011

Please date, sign and mail this 401(k) Account Proxy Card in the envelope provided as soon as possible.

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. ☒

2. To elect seven directors.

NOMINEES:
O Jeffrey D. Alario
O Duane W. Albro
O Douglas B. Benedict
O Kelly C. Bloss
O Robert J. DeValentino
O Thomas H. Gray
O Douglas J. Mello

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (see INSTRUCTION below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold.

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
5. To recommend, on an advisory basis, the frequency of shareholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

Signature ______________________ Date ______________

WARWICK VALLEY TELEPHONE COMPANY
47 MAIN STREET, WARWICK, NY 10990

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby authorizes the Trustee of the Warwick Valley Telephone Company 401(k) Plan (the "Plan") to vote all of the Common Shares, par value $0.01, of WARWICK VALLEY TELEPHONE COMPANY allocated to the Plan account of the undersigned at the Annual Meeting of Shareholders of Warwick Valley Telephone Company to be held at The Harness Racing Museum and Hall of Fame, 240 Main Street, Goshen, New York 10924 on April 29, 2011 at 2:00 p.m., local time, and at any adjournments thereof, as indicated on this 401(k) account proxy card.

This 401(k) account proxy card, when properly executed and delivered, will be voted in the manner directed herein by the undersigned. This proxy revokes any prior 401(k) account proxy card given by the undersigned. **If no direction is given, this 401(k) account proxy card will be voted by the Trustee for the plan proportionally based upon the votes cast by other plan account holders whose accounts hold common shares.**

The undersigned acknowledges receipt with this 401(k) account proxy card of a copy of the notice of the annual meeting and proxy statement dated March 28, 2011, describing more fully the proposals listed in this proxy.